Exhibit 2.5

November 5, 2002

This Convertible Debenture Certificate and Underlying Securities (as herein defined) represented hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada. Accordingly, this Convertible Debenture Certificate may not be distributed in any province or territory, or to or for the benefit of any resident thereof, in contravention of the laws of any such jurisdiction. Compliance with the securities laws of any jurisdiction is the responsibility of the holder or its transferee. The Underlying Securities represented by this certificate may be subject to resale restrictions under applicable Canadian securities laws and may not be traded except in compliance with such laws.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MARCH 6, 2003.

RTICA INC.
(continued pursuant to the laws of the Province of Ontario)
12% SECURED CONVERTIBLE DEBENTURES
DUE NOVEMBER 5, 2007

$1,000,000_________________________
AGGREGATE PRINCIPAL AMOUNT
OF CONVERTIBLE DEBENTURES

CONVERTIBLE DEBENTURE
CERTIFICATE NO. 1

THIS IS TO CERTIFY THAT FOR VALUE RECEIVED, Rtica Inc. (the “Corporation”), a company continued under the laws of Ontario and having its registered office at 220 Bay Street, Suite 700, Toronto, Ontario, M5J 2W4, subject to the terms and conditions attached hereto, hereby acknowledges itself indebted and promises to pay to or to the order of E2 VENTURE FUND INC. (herein called the "Debentureholder" or "Holder") as the registered holder hereof on November 5, 2007 or on such earlier date as the principal hereof may become due in accordance with the terms and conditions herein set out, the principal sum of one million dollars ($1,000,000) (the “Principal Amount”) in lawful money of Canada and to pay interest from the date hereof on the Principal Amount at the rate of 12% per annum, subject to adjustment as provided herein, calculated semi-annually in arrears and payable semi-annually on June 30th and December 31st, commencing on December 31, 2002; and should the Corporation at any time make default in payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and semi-annually on the same dates subject to adjustment as provided herein.

Capitalized terms used, but not otherwise defined, in this Debenture are defined in Article XII hereof.

          This Debenture is one of a series of Debentures designated “12% Secured Convertible Debentures due November 5, 2007”. The Debentures consist of and are limited to an aggregate principal amount of $2,200,000 in lawful money of Canada. This Debenture will rank pari passu with all other Debentures from time to time issued, and for such purpose each Debentureholder shall be equally and rateably entitled to the benefits as set forth in the Debenture of such Holder together with the Debentures of all other Debentureholders in the manner and to the extent herein set forth.

          This Debenture shall not be redeemable by the Corporation.

This Debenture shall be subject to the terms and conditions set out below.

ARTICLE I
ISSUE AND PURCHASE OF A DEBENTURE

                    Section 1.01 Issue and Form of Debentures. This Debenture is issued concurrently with other convertible debentures dated of even date in an aggregate principal amount of $2,200,000, the terms and conditions of which are identical in all respects to this Debenture.

                    Section 1.02. Ownership, Registration and Transfer of Debentures.

                    (1)      Rtica Inc. will deem and treat the registered holder of any Debentures as the absolute owner thereof for all purposes and Rtica Inc. shall not be affected by any notice to the contrary.

                    (2)      The Holder for the time being of any Debenture shall be entitled to the principal of and the interest on the Debenture and all other amounts payable or property deliverable under this Debenture, free from all equities or rights of set-off or counterclaim between Rtica Inc. and the original or any subsequent Holder thereof save in respect of equities of which Rtica Inc. and the Holder are required to take notice of by statute or by order of a court of competent jurisdiction, and all persons may act accordingly and the receipt of any such Holder for any such principal, interest or other amounts payable or property deliverable shall be a good discharge by Rtica Inc. and Rtica Inc. shall not be bound to inquire into the title of any such Holder save as aforesaid.

                    (3)      Rtica Inc. shall cause a register to be kept at its registered office located at 220 Bay Street, Suite 700, Toronto, Ontario M5J 2W4, in which shall be entered the names and addresses of the holders of Debentures and other particulars of the Debenture held by them respectively and of all transfers of Debentures.

                    (4)      Rtica Inc. shall not be bound to take notice of or see to the performance or observance of any duty owed to a third person in respect of the Debenture or otherwise, by the Holder or any person whom Rtica Inc. treats, as permitted or required by law, as the owner or the Holder of such Debenture, and Rtica Inc. may record the transfer of such Debenture on its register on the direction of the person so treated or registered as the Holder thereof, whether named as or otherwise as though that person were the beneficial owner thereof.

                    (5)      The register referred to in this Section shall at all reasonable times be open for inspection by any Debentureholder or his legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to Rtica Inc.

                    (6)      The Debentures may only be transferred in accordance with applicable laws and upon compliance with the conditions herein by the Holder or his legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to Rtica Inc., and upon due execution by the Holder and its transferee of the transfer and acknowledgement and direction in the form attached hereto as Exhibit “A” and compliance with such other reasonable requirements as Rtica Inc. may prescribe, such transferee shall be entitled to be entered on the appropriate register as the owner of this Debenture free from all equities or rights of set-off or counterclaim between Rtica Inc. and the original or any subsequent Holder thereof save in respect of equities of which Rtica Inc. and the Holder are required to take notice of by statute or by order of a court of competent jurisdiction.

                    Section 1.03. Debentureholders Not Shareholders. A Debentureholder shall not, as such, be deemed to be, or considered as, a shareholder of Rtica Inc. nor shall such Debentureholder be entitled to any right or interest except as is expressly provided in this Debenture.

                    Section 1.04. Signing of Debentures. This Debenture shall be signed either manually or by facsimile signature by any authorized officer of Rtica Inc. The facsimile signature upon any Debenture shall for all purposes hereof be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, may appear on this Debenture is not an officer of Rtica Inc. at the date of delivery of this Debenture, such fact shall not affect in any way the validity of the Debentures or the entitlement of the holder thereof to the benefits of this Debenture.

                    Section 1.05. Loss, Mutilation, Destruction or Theft of Debentures. In case this Debenture shall become mutilated or be lost, destroyed or stolen and in the absence of notice that this Debenture has been acquired by a good faith purchaser within the meaning of the Business Corporations Act (Ontario), Rtica Inc. shall issue and deliver a new Debenture of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of, and upon surrender and cancellation of such mutilated Debenture or in lieu of and in substitution for such lost, destroyed or stolen Debenture, the substituted Debenture shall entitle the Holder to the benefits hereof.

                    Section 1.06. Exchange of Debenture Certificate. The Debentureholder may at any time prior to the Maturity Date, by written instruction delivered to Rtica Inc., exchange this Debenture for Debentures evidencing Debentures of any other authorized denominations in equivalent aggregate principal amount and entitling the Debentureholder to acquire in the aggregate the same number of Rtica Inc. Units as was convertible under the Debenture so exchanged.

                    Section 1.07. Special Provisions, Transfer Restrictions and Legends.

                    (1)      No direct or indirect sale or transfer of Debentures shall be permitted unless it is made in compliance with applicable Securities Laws. Each Debentureholder, by its acceptance of this Debenture, shall be deemed to have acknowledged and agreed that it shall not transfer a Debenture or Underlying Security except as permitted by applicable Securities Laws.

                    (2)      Rtica Inc. may require an opinion from counsel to the Debentureholder to the effect that the transfer is made in compliance with applicable Securities Laws, and may refuse to register any such transfer unless and until such opinion has been provided. Rtica Inc.

shall be entitled to assume such consent has been obtained where properly executed transfer forms are provided and shall have no liability for so doing.

ARTICLE II

INTEREST

                    Section 2.01. Computation of Interest

                    (1)      This Debenture, whether issued originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from and including the date of original issuance or from and including the last Interest Payment Date if interest on the Debenture was paid in full on such Interest Payment Date or made available for payment on this Debenture, whichever shall be the later, at the rate of twelve per cent (12%) per annum both before and after an Event of Default, payable semi-annually on June 30 and December 31, commencing December 31, 2002.

                    (2)      The interest rate shall:

(a)      be reduced from 12% per annum to 11% per annum on the date on which the Debentureholder receives an Officer’s Certificate certifying that the Stoney Creek Facility has produced not less than an average of 74 kg per hour of Rtica insulation for three consecutive shifts per day for a period of 90 consecutive days;

(b)       if the Debentureholder shall have previously received the Officer’s Certificate described in Section 2.01(2)(a), be reduced from 11% per annum to 10% per annum on the date on which the Debentureholder receives an Officer’s Certificate certifying that (i) the Stoney Creek Facility has produced not less than an average of 148 kg per hour of Rtica insulation for three consecutive shifts per day for a period of 90 consecutive days, and (ii) the aggregate costs and expenses incurred by Rtica Inc. or any Affiliate thereof to expand the capacity of the Stoney Creek Facility to enable such production do not, and will not, exceed $400,000;

(c)      if the Debentureholder shall have previously received the Officer’s Certificate described in Section 2.01(2)(b), be reduced from 10% per annum to 8% per annum on the date on which the Debentureholder receives an Officer’s Certificate certifying that (i) the Stoney Creek Facility has produced not less than an average of 231 kg per hour of Rtica insulation for three consecutive shifts per day for a period of 90 consecutive days, and (ii) the aggregate costs and expenses incurred by Rtica Inc. or any Affiliate thereof to enable such production, including, without limitation, the costs and expenses of installing an additional production line, do not, and will not, exceed $1,500,000;

(d)      if the Debentureholder shall have previously received the Officer’s Certificate described in Section 2.01(2)(c), be reduced from 8% per annum to 6% per annum on the date on which the Debentureholder receives an Officer’s Certificate certifying that (i) the consolidated revenues of Rtica Corporation, as determined in accordance with GAAP consistently applied, for the 12 months ended (A) November 30, 2003 were not less than $4,302,000, and (B) November 30, 2004 were not less than $6,612,000; (ii) the consolidated gross margin as a percentage of sales of Rtica Corporation, as determined in accordance with GAAP consistently applied, for the 12 months ended (A) November 30, 2003 was not less than 20%, and (B) November 30, 2004 was not less than 26%; and (iii) the consolidated earnings of Rtica Corporation before interest, taxes, depreciation and amortization for the 12 months ended (A) November 30, 2003 were not less than $(516,047), and (B) November 30, 2004 were not less than $587,858;

(e)      if the Debentureholder shall have previously received the Officer’s Certificate described in Section 2.01(2)(d), be reduced from 6% per annum to 5% per annum on the date on which the Debentureholer receives an Officer’s Certificate certifying that Rtica Corporation was Cashflow Positive for the three months ended November 30, 2003.

The Holder will have the right to review all work papers and procedures used to prepare any Officer’s Certificate delivered under this Section 2.01(2). Unless the Holder within 20 Business Days after receipt by the Holder of such Officer’s Certificate, notifies Rtica Inc. in writing that it objects to any of the items in such Officer’s Certificate (and “Objection Notice”), and specifies the basis for such objection, the Officer’s Certificate will become final and binding on the parties for purposes of this Debenture. In the event that the Holder fails to give an Objection Notice within such 20 Business Day period, the Holder shall be deemed to have waived any right to seek recourse to the courts in respect of the Officer’s Certificate. In the event that the Holder delivers an Objection Notice, the dispute will be submitted to Rtica Inc.’s independent auditors who will be instructed by Rtica Inc. and the Holder jointly to resolve the dispute in accordance with the terms of this Debenture and in an expeditious manner. Such auditor will make a determination as to the matter or matters in dispute, which determination shall be set forth in a written statement addressed and delivered concurrently to the Holder and Rtica Inc. Such determination shall be final and binding on Rtica Inc. and the Holder and Rtica Inc. acknowledges and confirms, and the Holder shall be deemed to have acknowledged and confirmed, that each hereby expressly waives any right to seek recourse to the courts in respect of such determination. In the event that any statement or information contained in any Officer’s Certificate delivered pursuant to Section 2.01 is found to be false or incorrect in any way, any reduction in the rate of interest payable on this Debenture made in reliance upon such Officer’s Certificate shall immediately be of no further force or effect and the rate of interest payable on this Debenture shall immediately increase to 12% per annum and Rtica Inc. shall, within five

Business Days, pay to the Debentureholder an amount equal to the interest payable on the Debenture that would have accrued to the Holder had such reduction not been made and the rate of interest payable on the Debenture since the date of such reduction was 12% per annum.

                    (3)      Interest on each Debenture shall cease to accrue on the earlier of (i) the Conversion Date (for that part of the Debenture converted); (ii) if an Accelerating Event occurs, the date of purchase pursuant to an Offer to Purchase; and (iii) the Maturity Date, unless, upon due presentation, payment of the principal and any accrued but unpaid interest or other amounts payable hereunder is improperly withheld or refused.

                    (4)      Interest on this Debenture or part thereof, as applicable, in respect of which a notice of conversion has been provided pursuant to Section 5.01 hereof, that has accrued but is not due as of the date of the notice of conversion, is payable by Rtica Inc. to the Conversion Date, and no further interest shall accrue from and including the Conversion Date, unless payment or delivery of amounts or property payable or deliverable hereunder is improperly withheld or refused.

                    (5)      Whenever in this Debenture there is mention, in any context, of the payment of interest, such mention shall be deemed to include mention of the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to the provisions of this Debenture and express mention of interest on amounts in default in any provision hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

                    (6)      Interest for any period other than a semi-annual period on this Debenture shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days or 366 days in a leap year.

                    Section. 2.02. Payment of Interest

                    (1)      As interest becomes due on this Debenture Rtica Inc. will send or cause to be sent, at least three Business Days prior to each Interest Payment Date, by prepaid registered mail a cheque for such interest payable to the Holder and addressed to the Holder at the Holder’s last address appearing on the register unless otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the register at such Holder’s last address appearing in the register unless otherwise directed in writing by all of them to send payment to some other person or some other address. The forwarding of such cheque will satisfy and discharge the liability for interest on such Debenture to the extent of the sum represented thereby unless such cheque is not paid on presentation. Notwithstanding the foregoing, in the event of the non-receipt of any such cheque by the Holder or the loss, theft or destruction thereof, Rtica Inc. upon being furnished with evidence of such non-receipt, loss, theft or destruction, will issue to such Holder a replacement cheque for the amount of such cheque.

                    (2)      Subject to Rtica Inc. having obtained all necessary regulatory approvals and subject to compliance with applicable law, Rtica Inc. may, at its option, elect to satisfy and discharge its obligation to pay any interest due on this Debenture on an Interest Payment Date by the issue and delivery to the Holder of that number of fully paid and non-assessable Preference Shares (“Interest Preference Shares”) obtained by dividing the interest payable on such Interest Payment Date by the greater of (i) the Current Market Price on such Interest Payment Date, and (ii) $0.10. If Rtica Inc. elects to issue Preference Shares in payment of accrued interest on an Interest Payment Date or on the Maturity Date, to satisfy its interest payment obligations then outstanding, it shall send at least three Business Days prior to each Interest Payment Date, by prepaid registered mail a share certificate representing Preference Shares for such interest payable to the Holder of such Debenture and addressed to the Holder at the Holder’s last address appearing on the register unless otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the register at such Holders last address appearing in the register unless otherwise directed in writing by all of them to send payment to some other person or some other address. The forwarding of such share certificate will satisfy and discharge the liability for interest on such Debenture to the extent of the sum represented thereby. Notwithstanding the foregoing, in the event of the non-receipt of any such share certificate by the Holder of such Debenture or the loss, theft or destruction thereof, Rtica Inc. upon being furnished with evidence of such non-receipt, loss, theft or destruction, will issue to such Holder a replacement certificate.

ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES OF RTICA INC. AND
RTICA CORPORATION

                    Section 3.01. Covenants of Rtica Inc. and Rtica Corporation. Each of Rtica Inc. and Rtica Corporation hereby jointly and severally covenants that upon the issuance of this Debenture and for so long as this Debenture is outstanding:

(i)
Rtica Inc. will have duly authorized and conditionally allotted for issuance a sufficient number of Preference Shares for the purpose of enabling it to satisfy its obligations to issue Preference Shares in accordance with the terms hereof or the Debenture Warrants, as applicable; and such Preference Shares will be, when issued in accordance with the terms hereof or the Debenture Warrants, as applicable, fully paid and non-assessable shares of Rtica Inc.;

(ii)
Rtica Corporation will have duly authorized and conditionally allotted for issuance a sufficient number of its common shares for the purpose of enabling it to satisfy its obligations to issue common shares of Rtica Corporation in accordance with the terms of the Preference Shares and the Exchange Rights and such shares will be, when issued in accordance with the terms of this Debenture, fully paid and non-assessable shares of Rtica Corporation, and Rtica Corporation shall, subject to regulatory approval, list such common shares issuable in exchange for the Preference Shares on the TSX Venture Exchange or such other stock market or other quotation system as the common shares of Rtica Corporation may be listed or quoted at the time of issue thereof;

(iii)	Rtica Inc. shall not issue any additional shares except as required under the terms of this Debenture and any other Debenture referred to in Section 1.01 hereof or the Debenture Warrants;

(iv)
while this Debenture is outstanding, on an annual basis, (i) Rtica Inc. will invite the Debentureholder to propose a nominee to the Board of Directors of Rtica Inc. and Rtica Inc. and Rtica Corporation shall do all things required to elect or appoint each such nominee, and concurrently, (ii) Rtica Corporation will (A) invite the Debentureholder to appoint an “observer” who will be invited to attend each formal or informal board meeting of Rtica Corporation, and (B) establish an advisory committee to the directors of Rtica Corporation in which the Holder may participate, and should the director or observer appointed by the Debentureholder become incapacitated or otherwise be unable to serve, the Debentureholder upon written notice to Rtica Inc. or Rtica Corporation may designate a replacement for such director or observer and Rtica Inc. and Rtica Corporation shall do all things required to confirm such replacement;

(v)
Rtica Corporation will furnish to the Holder a copy of all financial statements, whether annual or interim, of Rtica Corporation and the report, if any, of Rtica Corporation’s auditors thereon and of all annual and other periodic reports of Rtica Corporation furnished to its shareholders at the same time as they are furnished to such shareholders;

(vi)
each of Rtica Inc. and Rtica Corporation will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Debenture, the Exchange Rights, the Preference Shares, or the Debenture Warrants;

(vii)	each of Rtica Inc. and Rtica Corporation shall promptly notify the Holder in writing of the details of the occurrence of any Event of Default;

(viii)
neither Rtica Inc. nor Rtica Corporation will directly or indirectly, declare or pay any dividends on account of any shares or any class of its shares now or hereafter outstanding (other than the Preference Shares) or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for any of the foregoing purposes) or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing;

(ix)	in order to prevent any accumulation after maturity of unpaid interest on, or of unpaid principal amount of, any Debentures, Rtica Inc. will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Debentures or of any principal amount payable in respect of any Debentures and that it will not directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding any interest on the Debentures or any principal amount thereof or in any other manner;

(x)
if the time for the payment of any interest or principal amount of any Debenture shall be so extended, whether or not such extension is by or with the consent of Rtica Inc., notwithstanding anything herein or in the Debentures contained, such interest or principal amount shall not be entitled, in case of default hereunder, to the benefit of the applicable Debenture except subject to the prior payment in full of the principal amount of all Debentures then outstanding and of all matured interest on such Debentures the payment of which has not been so extended, in each case on a pro rata basis to all holders of such Debentures;

(xi)
on or before November 1, 2003 and on or before November 1 in each subsequent year and at any other reasonable time if requested by the Holder, Rtica Inc. will furnish to the Holder an Officer’s Certificate stating that Rtica Inc. has complied with all covenants, conditions and other requirements contained in this Debenture, non-compliance with which would constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, Rtica Inc. proposes to take with respect thereto;

(xii)
Rtica Corporation will take all commercially reasonable steps and actions and do all such acts and things as may be required to: (i) as long as it meets the minimum listing requirements of such institutions, maintain the listing and posting for trading on the TSX of its common shares, and (ii) maintain its status as a reporting issuer not in default of the requirements of applicable securities legislation of the provinces of British Columbia, Alberta and Ontario;

(xiii)
Rtica Inc. will not create or suffer to exist any Lien on any of its present or future assets to secure any borrowed money; provided that this covenant shall not apply to Liens arising by operation of law;

(xiv)	Rtica Inc. will engage only in the business of conducting research and development related to alternatives to fibreglass for insulation and related services;

(xv)
Rtica Inc. will, and Rtica Corporation will cause Rtica Inc. to, ensure that the responses and other statements set forth in Investee Questionnaire-Ontario dated September 30, 2002 delivered by Rtica Inc. to the Holder in connection with the issue and sale of this Debenture remain true and correct to and including the Maturity Date;

(xvi)
as soon as available and in any event within 45 days after the end of each fiscal quarter, Rtica Inc. will deliver to the Holder unaudited comparative balance sheets as at the end of such quarter and consolidated statements of operations (which shall include a comparison of actual results with budgeted results) and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year of Rtica Inc. to the end of such quarter;

(xvii)
as soon as available and in any event within 120 days after the fiscal year end of Rtica Inc, Rtica Inc. will deliver to the Holder Rtica Inc.’s audited comparative balance sheets, as at the end of such year and consolidated statements of operations and cash flows for such fiscal year, and a statement of operations that compares actual results with budgeted results for such fiscal year; and

(xviii)
Rtica Inc. will not, in a single or series of transactions, amalgamate or consolidate with or merge into any other person, or permit any other person to sell, lease or otherwise dispose of all or substantially all of its property or assets to any person.

                    Section 3.02 Further Assurances. Each of Rtica Inc. and Rtica Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Holder may reasonably require for the better accomplishing and effecting the intentions and provisions of this Debenture.

                    Section 3.03 Interest. Rtica Inc. will duly and punctually pay and Rtica Corporation will cause Rtica Inc. to pay to the Holders the principal of and any interest accrued thereon (including, in the case of default, interest on the amount in default) at the dates and in the manner prescribed herein.

                    Section 3.04 Corporate Existence. Subject to the express provisions hereof, Rtica Inc. and Rtica Corporation will do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice.

                    Section 3.05 Notification of Accelerating Event. Rtica Inc. or Rtica Corporation will provide written notice to the Holder immediately upon becoming aware of an Accelerating Event hereunder, any event or circumstance that, with the giving of notice or lapse of time or both could constitute an Accelerating Event or any material adverse change in the business, operations, prospects or assets or in the conditions of the Rtica Inc., Rtica Corporation or any Material Subsidiary.

                    Section 3.06. Representations and Warranties of the Rtica Inc. and Rtica Corporation. Rtica Inc. and Rtica Corporation, jointly and severally, represent and warrant to the Holder as follows:

(a)      each of Rtica Inc. and Rtica Corporation has been duly incorporated, organized and exists under the laws of Ontario and has full corporate power and authority to execute and deliver this Debenture and this Debenture, when executed and delivered, will constitute a legal, valid and binding obligation of each of the Rtica Inc. and Rtica Corporation;

(b)      each of Rtica Inc. and Rtica Corporation is duly qualified to carry on business under the laws of the jurisdiction in which it carries on its business and is in good standing in each such jurisdiction;

(c)      each of Rtica Inc. and Rtica Corporation has all of the right, title and interest in and to its property interests, free and clear of all mortgages, liens, charges, pledges, encumbrances, claims or demands of any kind whatsoever, other than the instruments attached as Schedule 3.06(c) hereto;

(d)      each of Rtica Inc. and Rtica Corporation has conducted and is, to the best of the knowledge of Rtica Inc. and Rtica Corporation, is conducting its business in compliance with all applicable licensing and environmental protection legislation, regulations or by-laws or other similar laws, by-laws, rules and regulations or other lawful requirements of each jurisdiction in which its business is carried on and possesses all material licenses, certificates, registrations, authorities, permits, consents and qualifications issued by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary to conduct the business now operated by it and all such licences, certificates, registrations, authorities, permits, consents and qualifications are valid and subsisting and in good standing and do not contain any unusually burdensome provision, condition or limitation which has or would reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition, income or future prospects of Rtica Inc. or Rtica Corporation, as the case may be, as now conducted or as presently proposed to be conducted and none of Rtica Inc. and Rtica Corporation has received any notice of proceedings relating to the revocation or modification of any such licenses, certificates, authorities, permits, consents or qualifications which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of Rtica Inc. or Rtica Corporation, as the case may be; and none of Rtica Inc. or Rtica Corporation is in default under any material obligation or contract to which it is a party or by which it or its assets are bound;

(e)      the representations and warranties of Rtica Inc. and Rtica Corporation contained in this Section 3.06 apply mutatis mutandis to the Material Subsidiaries;

(f)      Rtica Corporation is a reporting issuer in good standing under the securities laws of the Provinces of Ontario, Alberta and British Columbia and is a reporting company in good standing under all applicable securities laws of the United States of America and is in compliance with the by-laws, rules and regulations of the TSX Venture Exchange (“TSX-V”). Rtica Corporation is a “qualifying issuer” within the meaning of Multilateral Instrument 45-102;

(g)      the authorized capital of Rtica Corporation consists of an unlimited number of common shares and an unlimited number of preferred shares ("Preferred Shares"), of which as at October 27, 2002, 35,119,636 common shares were issued and outstanding and no Preferred Shares were issued or outstanding;

(h)      the authorized capital of Rtica Inc. consists of an unlimited number of common shares and an unlimited number of preference shares, of which as at the date hereof, 25,000,000 common shares were issued and outstanding and no preference shares;

(i)      Rtica Inc. is an "eligible business" as defined in Part III of the Community and Small Business Investment Funds Act (Ontario);

(j)      the execution of this Debenture and compliance with its provisions and performance of any covenants herein contained will not entail or conflict with or result in any violation or default of any other agreement or document to which Rtica Inc. or Rtica Corporation is bound;

(k)      all of the press releases issued and other materials filed by or on behalf of Rtica Corporation with any of the securities regulatory authorities in any of the provinces of Canada or with TSX-V or its predecessors, since October 1997 when Rtica Corporation ceased to be a "private company" within the meaning of the Securities Act (Ontario), were true and correct in all material respects and did not contain a misrepresentation (as defined in the Securities Act (Ontario)) as at the date of such issuance or filing;

(l)      each of this Debenture, the Intercreditor Agreement, the certificates evidencing the Debenture Warrants, Exchange Right and the Preference Shares (collectively, the "Transaction Documents") have been, or will be, upon execution thereof, duly authorized, executed and delivered by any or all of Rtica Corporation or Rtica Inc., as applicable, and constitutes, or will constitute when executed, a legal, valid and binding obligation of Rtica Corporation and Rtica Inc., as the case may be, enforceable in accordance with its terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, and (ii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(m)      the entering into of each of the Transaction Documents and the performance of the transactions contemplated thereby will not

                    (I)      result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with:

(A)      any statute, rule or regulation applicable to Rtica Corporation or Rtica Inc.;
(B)      any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of Rtica Corporation or Rtica Inc.;
(C)      any trust indenture, agreement, instrument or other document to which Rtica Corporation or Rtica Inc. is a party or by which Rtica Corporation or Rtica Inc. is contractually bound; or
(D)      any judgement, decree or order binding on Rtica Corporation or Rtica Inc., or any of their assets, or

                    (II)      require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities association or other third party, except such as have been obtained, or

                    (III)      give rise to any lien, charge or claim in or with respect to the properties or assets now owned or hereafter acquired by Rtica Corporation or Rtica Inc. or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting either of them or any of their properties;

(n)      the audited consolidated annual financial statements of Rtica Corporation as at and for the year ended May 31, 2002 attached hereto as Schedule 3.07(o) (the "Financial Statements") (i) are in accordance with the consolidated books and records of Rtica Corporation, (ii) contain and reflect all necessary adjustments for the fair presentation of the consolidated results of operations and the consolidated financial condition of the business of Rtica Corporation for the periods covered thereby; and (iii) present fully, fairly and correctly, the consolidated assets and financial condition of Rtica Corporation as at the dates thereof and the consolidated results of operations and the changes in financial position for Rtica Corporation for the periods then ended in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

(o)      except as disclosed in the Financial Statements, neither Rtica Corporation nor Rtica Inc. has, any liabilities, direct or indirect, contingent or otherwise, which materially adversely affects Rtica Corporation or Rtica Inc. or may in any way materially adversely affect the business, operations, condition (financial or otherwise) income or future prospects of Rtica Corporation or Rtica Inc. or their respective properties or assets. Without limiting the generality of the foregoing, except as set forth in the Financial Statements or those arising in the ordinary course of business, neither Rtica Corporation nor Rtica Inc. has any obligation or liability for the debts or obligations of others nor any exposure or liability which materially adversely affects or may in any way materially adversely affect the business, operations, condition (financial or otherwise), income or future prospects of Rtica Corporation or Rtica Inc. or their respective properties or assets;

(p)      other than as disclosed in the Financial Statements, no actions, suits, inquiries or governmental proceedings are outstanding or pending or, to the knowledge of Rtica Corporation, are contemplated or threatened to which Rtica Corporation or Rtica Inc. is a party or to which the property of Rtica Corporation or Rtica Inc. is subject that, individually or in the aggregate materially adversely affects or may in any way materially adversely affect the business, operations, condition (financial or otherwise), income or future prospects of Rtica Corporation or Rtica Inc. or their respective properties or assets;

(q)      each of Rtica Corporation and Rtica Inc. has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and none of Rtica Corporation or Rtica Inc. is aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to Rtica Corporation or Rtica Inc. where, in any of the above cases it might reasonably be expected to result in any material adverse change in the business, operations, condition, financial or otherwise, income or future prospects of Rtica Corporation or Rtica Inc. or their respective properties or assets;

(r)      other than Paradigm Capital Inc., there is no person, firm or corporation acting or purporting to act at the request of Rtica Corporation or Rtica Inc., who is entitled to any brokerage or finder's fee in connection with the issue of this Debenture;

(s)      each of Rtica Corporation and Rtica Inc. has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and as is presently proposed to be conducted by it and to own, lease and operate its assets and each of Rtica Corporation and Rtica Inc. has all requisite corporate power and authority to carry out the provisions of this Debenture and the transactions contemplated hereunder;

(t)      each of Rtica Corporation and Rtica Inc. holds all material licences, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted or as proposed to be conducted, and all such licences, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing;

(u)      none of Rtica Corporation or Rtica Inc. is aware of any licensing or environmental legislation, regulation, by-law or lawful requirement presently in force or proposed to be brought into force in any of the jurisdictions in which its business is carried on, or with which it anticipates that it will be unable to comply without materially adversely affecting its financial condition, results of operations, business or prospects;

(v)      no order ceasing or suspending trading in securities of Rtica Corporation or prohibiting the sale of securities by Rtica Corporation or Rtica Inc. has been issued and no proceedings for this purpose have been instituted, are pending, contemplated or threatened except the temporary cease trade order issued by the Ontario Securities Commission dated October 22, 2002 against certain insiders of Rtica Corporation;

(w)      none of Rtica Corporation or Rtica Inc. has directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of their respective shares or securities or agreed to do any of the foregoing;

(x)      Equity Transfer Services Inc. of Toronto, Ontario has been duly appointed as the transfer agent and registrar for all of the outstanding common shares of Rtica Corporation;

(y)      since May 31, 2002 (i) there has not been any material adverse change in the consolidated assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of Rtica Corporation except as otherwise disclosed in the attached Schedule 3.06(y); (ii) there has not been any material change in the capital stock or long-term debt of Rtica Corporation and Rtica Inc. that has not been disclosed; (iii) there has not been any material adverse change in the consolidated business, operations, prospects, condition (financial or otherwise) or consolidated results of the operations of Rtica Corporation that has not been disclosed; (iv) each of Rtica Corporation and Rtica Inc. has carried on business in the ordinary course;

(z)      to the knowledge of Rtica Corporation, Rtica Inc. and their respective directors and officers, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of Rtica Corporation or Rtica Inc.;

(aa)      the definitive form of certificate representing the common shares of Rtica Corporation is in proper form under the laws of the Qualifying Province and do not conflict with the by-laws of Rtica Corporation;

(bb)      upon completion of all of the transactions contemplated in this agreement,

(i) the Debentures will have been duly and validly created, authorized and issued by Rtica Inc.; (ii) the Common Shares will have been validly authorized and issued by Rtica Corporation as fully paid and non-assessable common shares in the capital of Rtica Corporation; (iii) the Debenture Warrants will have been duly and validly created, authorized and issued by Rtica Corporation; (iv) this Debenture will have been issued and duly executed by Rtica Corporation and Rtica Inc., as the case may be; (v) the Preference Shares issuable hereunder or pursuant to the Debenture Warrants will have been validly authorized and conditionally allotted for issuance by Rtica Inc. and will be, when issued, fully paid and non-assessable shares of Rtica Inc.; (vi) the Exchange Rights will have been duly and validly created, authorized and issued by Rtica Corporation and the Exchange Right Shares to be issued will have been validly authorized and conditionally allotted for issuance by Rtica Corporation and will be, when issued, fully paid and non-assessable shares of Rtica Corporation; (vii) the Debenture Warrant Shares on exercise of the Debenture Warrants will have been validly authorized and conditionally allotted for issuance by Rtica Corporation and Rtica Inc., as applicable and upon the exercise of the Debenture Warrants in accordance with their terms, respectively, the Debenture Warrant Shares will have been issued as fully paid and non-assessable shares; and none of the issuances of securities contemplated in this section will have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities of Rtica Corporation issuing such securities;

(cc)      no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default, breach or violation by Rtica Corporation, Rtica Inc. or, to the knowledge of Rtica Inc., Rtica Corporation and their respective directors and senior officers, any other person, in the due performance and observance of: (i) any term, covenant or condition of any material contract, indenture, mortgage, deed of trust, bank loan, credit agreement, evidence of indebtedness or other agreement, understanding or instrument to which Rtica Corporation or Rtica Inc. is a party or by which either of them or any of their respective properties is bound or affected; or (ii) the provisions, articles, by-laws or resolutions of Rtica Corporation or Rtica Inc. or any statute, or any order, rule or regulation of any court or governmental agency or body, which default, breach or violation would have a material adverse effect on Rtica Corporation or Rtica Inc.;

(dd)      Rtica Corporation and Rtica Inc. have procured and maintain adequate insurance against all insurable risks which are material to Rtica Corporation and Rtica Inc., considered as a whole;

(ee)      Rtica Corporation owns all of the issued and outstanding common shares of Rtica Inc., RTICA Environmental Services Inc. and Inzeco Overseas Limited free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever;

(ff)      except for Rtica Inc., Rtica Environmental Services Inc. and Inzeco Overseas Limited, there are no other subsidiaries of Rtica Corporation nor any persons or entities in which Rtica Corporation has any material interest, directly or indirectly;

(gg)      none of the directors, officers or employees of Rtica Corporation or Rtica Inc. or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any material transaction that has occurred since June 1, 2000 or any proposed material transaction with Rtica Corporation or Rtica Inc. which, as the case may be, materially affects, is material to or will materially affect Rtica Corporation on a consolidated basis;

(hh)      each of Rtica Corporation and Rtica Inc., as applicable, has good and valid title to all material intellectual property rights used by Rtica Corporation or Rtica Inc., as applicable or relating to the operation of the business of Rtica Corporation or Rtica Inc., including copyrights, industrial designs, patents (including, without limitation, US patent number 5,582,905 (published on December 10, 1996), Canadian patent number 2,190,957 (published on April 6, 1999) NO patent number 309972 (published on April 30, 2001) and applications for product patents pending in the European Patent Office relating to the same products as referred to the aforementioned US patent Canadian patent and NO patent, patents pending in the U.S. and the world relating to the” melt blowing operatives with parallel flow filament attenuating slot” and “a lofted product of an orientable polymer and an apparatus and method of producing such a product), trade marks, computer software, trade secrets, know how and proprietary rights necessary to carry on its business (hereinafter collectively, the "Intellectual Property") (all of which is set out in Schedule 3.06(hh) attached hereto) free and clear of any and all encumbrances. No material royalty or other fee is required to be paid by Rtica Corporation or Rtica Inc. to any other person in respect of the use of any of the Intellectual Property. Each of Rtica Corporation or Rtica Inc., as applicable, has the exclusive right to use all of the Intellectual Property and has not granted any licence or other rights to any other person in respect of the Intellectual Property other than in the ordinary course of business. To the best knowledge of Rtica Corporation and Rtica Inc., no employee of Rtica Corporation or Rtica Inc. is in violation of any term of any non-disclosure, proprietary rights or similar agreement between such employee and Rtica Corporation or Rtica Inc., as applicable, or between such employee and any former employer. To the best of the knowledge of Rtica Corporation and Rtica Inc., all technical information developed by and belonging to Rtica Corporation or Rtica Inc., as the case may be, which has not been patented or copyrighted has been kept confidential;

(ii)      there are no restrictions on the ability of Rtica Corporation or Rtica Inc., as applicable, to use and exploit all rights in the Intellectual Property required in the ordinary course of their respective businesses. None of the rights of Rtica Corporation, Rtica Inc. or Newco in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this agreement. To the best knowledge of Rtica Corporation and Rtica Inc., the conduct of the business of each of Rtica Corporation and Rtica Inc. and the use of the Intellectual Property does not infringe, and none of Rtica Corporation or Rtica Inc. has received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person, and the conduct of the business of each of Rtica Corporation and Rtica Inc. does not include any activity which may constitute passing off;

(jj)      none of Rtica Corporation, Rtica Inc., nor to the best knowledge of Rtica Corporation or Rtica Inc., any other person, has ever caused or permitted any hazardous material to be placed, held, located or disposed of on, under or at any premises occupied by Rtica Corporation or Rtica Inc. and the business and assets of Rtica Corporation and Rtica Inc. are being operated in material compliance with all applicable laws, rules, regulations and statutes intended to protect the environment, and, to the best knowledge of Rtica Corporation and Rtica Inc. knowledge, no civil, criminal or enforcement actions or complaints in respect thereof are threatened, pending or have been commenced against Rtica Corporation or Rtica Inc. nor has any notice been received by them of any such action or potential liability under any such laws;

(kk)      there are no environmental audits, evaluations, assessments, studies or tests that were commissioned by Rtica Corporation or Rtica Inc. in respect of the business, operations, properties of facilities of Rtica Corporation or Rtica Inc.;

(ll)      none of Rtica Corporation or Rtica Inc. is aware of any legislation which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of Rtica Corporation and Rtica Inc. taken as a whole; and

(mm)      none of Rtica Corporation or Rtica Inc. has withheld, and none will withhold from the Holder any facts relating to Rtica Corporation or Rtica Inc. or to the issue and sale of the Debenture, the Debenture Warrants, Preference Shares or common shares of Rtica Corporation that would be material to a prospective purchaser of the Debenture.

ARTICLE IV
ADJUSTMENT

                    Section 4.01. Adjustment.

                    (1)      In this Article IV, the terms “record date” and “effective date” where used herein shall mean 5:00 p.m. (Toronto time) on the relevant date.

                    (2)      The Conversion Number (or the number and kind of shares or other securities to be received upon conversion in the case of Subsection 4.01(6) below) shall be subject to adjustment from time to time in the events and in the manner herein.

                    (3)      If, during the Conversion Period, Rtica Corporation shall:

(a)
issue or make a distribution to all or substantially all the holders of its common shares by way of a stock dividend or otherwise common shares or securities convertible or transferable into common shares, or

(b)	subdivide its outstanding common shares into a greater number of common shares, or

(c)	combine or consolidate its outstanding common shares into a smaller number of common shares,

(any of those events being herein called a “Share Reorganization”), the Conversion Number shall be adjusted effective immediately after the record date at which the holders of shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Conversion Number in effect on the record date and (2) a fraction:

(i)	the numerator of which shall be the total number of Rtica Corporation common shares outstanding after giving effect to the Share Reorganization; and

(ii)	the denominator of which shall be the number of Rtica Corporation common shares outstanding on the record date before giving effect to the Share Reorganization.

                    (4)      If, during the Conversion Period, Rtica Corporation shall issue rights, options or warrants to all or substantially all the holders of the Underlying Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Underlying Shares or Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being herein called a "Rights Offering" and Underlying Shares that may be acquired upon conversion or exchange of the Securities offered by the Rights Offering, being herein called the "Offered Shares"), the Conversion Number shall be adjusted effective immediately after the record date at which holders of Underlying Shares are determined for the purposes of the Rights Offering to a Conversion Number that is the product of (1) the Conversion Number in effect immediately prior to the record date and (2) a fraction:

(a)      the numerator of which shall be the sum of: (a) the number of Underlying Shares outstanding on the record date; and (b) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Securities so offered pursuant to the Rights Offering may be converted or exchanged, as the case may be; and

(b)      the denominator of which shall be the sum of:

(i)	the total number of Underlying Shares outstanding on the record date; and
(ii)
the number arrived at when (A) either the product of (1) the number of Offered Shares so offered and (2) the price at which those shares are offered, or the product of (3) the conversion price thereof and (4) the maximum number of Offered Shares for or into which the Securities so offered pursuant to the Rights Offering may be converted or exchanged, as the case may be, is divided by (B) the Current Market Price of the Underlying Shares on the record date.

Any Underlying Shares owned by or held for the account of Rtica Corporation shall be deemed not to be outstanding for the purpose of any such computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not converted prior to the expiration thereof, the Conversion Number shall be readjusted to the Conversion Number in effect immediately prior to the record date, and the Conversion Number shall be further adjusted based upon the number of Offered Shares (or Securities exchanged or converted into Offered Shares) actually delivered upon the conversion of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

                    (5)      If, during the Conversion Period, Rtica Corporation shall issue or distribute to all or substantially all the holders of Underlying Shares, (i) shares of any class other than Underlying Shares, or (ii) rights, options or warrants, other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other assets (excluding cash dividends that Debentureholders receive under Section 3.03) and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a "Special Distribution"), the Conversion Number shall be adjusted effective immediately after the record date at which the holders of Underlying Shares are determined for purposes of the Special Distribution to a Conversion Number that is the product of: (1) the Conversion Number in effect on the record date; and (2) a fraction:

(a)      the numerator of which shall be the product of: (i) the sum of the total number of Underlying Shares outstanding on the record date plus the number of Underlying Shares which the Debentureholder would be entitled to receive upon conversion of this Debenture if this Debenture were converted on the record date; and (ii) the Current Market Price thereof on that date; and

(b)      the denominator of which shall be:

(i)      the product of (A) the sum of the number of Underlying Shares outstanding on the record date plus the number of Underlying Shares which the Debentureholder would be entitled to receive upon conversion of this Debenture if this Debenture were converted on the record date and (B) the Current Market Price thereof on that date;

less

(ii)      the aggregate fair market value, as determined by the directors, whose determination shall be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Underlying Shares owned by or held for the account of Rtica Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not converted, the Conversion Number shall be readjusted to the Conversion Number that would then be in effect based upon the shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of rights, options or warrants actually converted, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

                    (6)      If, during the Conversion Period, there is a reclassification or other similar change to the Underlying Shares or a reorganization of Rtica Corporation not otherwise provided for in Subsection 4.01(3), or a consolidation or merger or amalgamation of Rtica Corporation with or into another body corporate, including a transaction whereby all or substantially all of Rtica Corporation's assets become the property of any other corporation (any such event being herein called a "Capital Reorganization"), the Holder, to the extent that the Holder has not converted this Debenture for Preference Shares prior to the effective date of the Capital Reorganization shall be entitled to receive and shall accept, upon the exchange of any Preference Shares obtained by the Holder upon conversion of this Debenture at any time after the effective date of the Capital Reorganization, in lieu of the number of Preference Shares (and any other securities or property to which holders are entitled upon the exchange of such Preference Shares) to which he was theretofore entitled upon conversion of such Preference Shares, the aggregate number of shares or other securities or property of Rtica Corporation, or the continuing, successor, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he had been the Holder of the number of Preference Shares (and any other securities to which Holders are entitled upon the exchange of such Preference Shares) to which immediately before the transaction he was entitled upon conversion of such Preference Shares. No Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Holder shall thereafter be entitled to receive the number of shares or other securities or property of Rtica Corporation, or of the continuing, successor or purchasing Rtica Inc., as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section.

                    (7)      The adjustments and readjustments provided for in this Article IV are cumulative and, subject to Subsection 4.01(8), shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Conversion Number or the number or kind of shares or other securities to be received upon conversion of the Debentures.

                    (8)      No adjustment in the Conversion Number shall be required unless the adjustment would result in a change of at least 1% in the Conversion Number then in effect, provided however that any adjustments that, except for the provisions of this Subsection would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

                    (9)      No adjustment in the Conversion Number shall be made in respect of any event described in paragraph 4.01(3)(a) or Subsections 4.01(4), 4.01(5) or 4.01(6) if the Holder is entitled to participate in the event on the same terms, mutatis mutandis, as if they had converted this Debenture immediately prior to the effective date or record date of the event.

                    (10)      For greater certainty, no adjustment in the Conversion Number shall be made pursuant to this Section 4.01 in respect of the issue:

(a)	of Preference Shares pursuant to this Debenture ; or

(b)
of Underlying Shares pursuant to the exercise of stock options granted under Rtica Corporation's stock option plan or pursuant to the exercise of warrants, agreements or rights attached to classes ofUnderlying Shares, in each case existing on the original date of issue hereof;

and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution.

                    (11)      If a dispute shall at any time arise with respect to adjustments of the Conversion Number, the dispute shall be conclusively determined by Rtica Corporation's auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors, and any such determination shall be conclusive and binding upon Rtica Corporation, all transfer agents and the Debentureholder.

                    (12)      If Rtica Corporation shall set a record date to determine the holders of Underlying Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall thereafter legally abandon its plans to pay or deliver the dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Number shall be required by reason of the setting of the record date.

                    (13)      In any case where the application of this Section 4.01 results in an increase of the Conversion Number taking effect immediately after the record date for or occurrence of a specific event, if this Debenture and the Preference Shares issuable upon conversion hereof are converted after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, Rtica Corporation may postpone the issuance to the Holder of the Underlying Shares to which the holder is entitled by reason of the increase of the Conversion Number or of other securities or property, but the Underlying Shares or other securities or property shall be so issued and delivered to that holder upon completion of that event or period, with the number of those Underlying Shares calculated on the basis of the Conversion Number on the Conversion Date adjusted for completion of that event or period, and Rtica Corporation shall forthwith after the Conversion Date deliver to the person or persons in whose name or names the Underlying Shares or other securities or property are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Underlying Shares or other securities or property.

                    (14)      Notwithstanding anything to the contrary in this Debenture, no Debentures converted prior to the requirement to make an adjustment shall be entitled to any participation in respect thereof.

                    (15)      In the absence of a resolution of the directors of Rtica Corporation fixing a record date for a Special Distribution or Rights offering, Rtica Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

                    Section 4.02. Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Debenture, Rtica Corporation will take any action which, in the opinion of counsel to Rtica Corporation, may be necessary in order that Rtica Corporation will be obligated to take in order that it may validly and legally issue all the Underlying Shares which the holders of the Debenture would be entitled to receive thereafter and to convert such Debenture in accordance with the provisions hereof.

                    Section 4.03. Notice and Certificate of Adjustment.

                    (1)      Rtica Corporation shall, at least 14 days before the effective date or the record date of any event referred to in Section 4.01 that requires or might require an adjustment in the Conversion Number give notice to the Debentureholder of the particulars of the event and, if determinable, the adjustment and a computation of the adjustment.

                    (2)      If notice has been given under Subsection (1) and the adjustment is not then determinable, Rtica Corporation shall promptly after the adjustment is determinable give notice to the Debentureholder of the adjustment and a computation of the adjustment.

                    Section 4.04. Fractional Preference Shares and Fractional Common Shares. Rtica Corporation shall not be required to issue fractions of Underlying Shares upon conversion of the Preference Shares or to distribute certificates which evidence fractional Underlying Shares, and, in lieu thereof, may pay to the Debentureholder at the time of conversion of the Preference Shares an amount in cash equal to such fraction of an Underlying Share as would otherwise be issuable (adjusted as provided in this Article 4, mutatis mutandis) multiplied by the Current Market Price on the date of conversion, provided that any one beneficial holder (as certified by the registered holder) shall only be entitled to payment in respect of a single fractional amount.

                    Section 4.05. Covenant to Qualify Shares. If at any time any order, ruling, registration, notice or filing pursuant to any securities laws of Canada or any province thereof is required to ensure that any Underlying Shares issuable upon the conversion of the Preference Shares are issued in compliance with all such laws or to ensure that any such Underlying Shares, once issued, are not subject to any general restriction as to the resale thereof under the securities laws of Canada or any province thereof at any time after the date that is four months after the original date of issue of this Debenture, other than in the case of a sale from control within the meaning of the Securities Act (Ontario), the Corporation covenants that it will take all such action as may be necessary to make or obtain such order, ruling, registration or filing, or give notice as the case may be.

                    Section 4.06. Taxes and Charges on Conversion. Rtica Inc. and Rtica Corporation will from time to time promptly pay or make provision satisfactory to the Holder for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Preference Shares or Underlying Shares to the Holder upon the exercise of its right of conversion pursuant to the terms of this Debenture or the Preference Shares, as applicable.

ARTICLE V
CONVERSION OF DEBENTURES

                    Section 5.01. Conversion of Debentures.

                    (1)      Rtica Inc. shall use its best efforts to achieve, at the Stoney Creek Facility, an average production rate of at least 60 kg per hour for 24 consecutive hours (the “Conversion Milestone”) and Rtica will, within two Business Days of achieving the Conversion Milestone deliver to the Holder an Officer’s Certificate certifying that Rtica Inc. has achieved the Conversion Milestone. At any time after (i) the date on which Rtica Inc. achieves the Conversion Milestone, or (ii) upon the occurrence of an Accelerating Event prior to the Maturity Date, or (iii) October 1, 2007, a Holder may convert all or any principal amount of this Debenture, for the number of Rtica Inc. Units equal to the Conversion Number in effect on the Conversion Date, upon providing to Rtica Inc. this Debenture together with the conversion form set forth in this Debenture or another form of a written instrument satisfactory to Rtica Inc. evidencing the election (which on delivery to Rtica Inc. shall be irrevocable) of the Holder to convert the amount of this Debenture for the Conversion Number of Rtica Inc. Units to which the Holder is entitled. The date of receipt by Rtica Inc. of such Debenture Certificate and written instrument shall be the Conversion Date for the purposes of this Debenture. If the Holder is not converting the entire principal amount of this Debenture, the Holder shall be entitled to receive a

Debenture certificate representing the aggregate principal amount of this Debenture which is the difference between $1,000,000 and the aggregate principal amount being so converted.

                    (2)      On the Maturity Date all outstanding Debentures shall be repayable in cash unless the Debentureholder shall have provided, at least 3 days prior to Maturity Date, a written conversion notice to the Corporation. Upon any conversion of the Debenture, the Debentureholder shall be entitled to receive for all or any number of the Debentures held, that number of Rtica Inc. Units equal to the Conversion Number.

                    (3)      Upon the conversion of the Debenture in accordance with the terms hereof, Rtica Inc. will send within two Business Days of the Conversion Date by prepaid registered mail, certificates representing the Preference Shares and Debenture Warrants to which the Holder is entitled on conversion of this Debenture and addressed to the Holder at the Holder’s last address appearing on the register of Rtica Inc. unless otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the register at such Holders last address appearing in the register of Rtica Inc. unless otherwise directed in writing by all of them to send payment to some other person or some other address. The forwarding of such certificates will satisfy and discharge the liability on this Debenture. Notwithstanding the foregoing, in the event of the non-receipt of any such certificates by the Holder of this Debenture or the loss, theft or destruction thereof, Rtica Inc. upon being furnished with reasonable evidence of such non-receipt, loss, theft or destruction will issue to such Holder a replacement certificate.

                    (4)      Rtica Inc. Units in respect of which this Debenture is converted shall be deemed to have been issued on the Conversion Date, at which time the Debentureholder shall be deemed to have become the holder of record of Rtica Inc. Units. All provisions of this Debenture are subject to this Section. For greater certainty, on the Maturity Date, this Debenture need not be delivered by the Holder to Rtica Inc. in order for the Holder to receive the cash to which he is entitled.

                    (5)      Subject to Section 4.05, if, at the time of conversion of this Debenture for Rtica Inc. Units, there remain trading restrictions on the Rtica Inc. Units acquired, or the Underlying Shares, due to applicable securities legislation, Rtica Inc. or Rtica Corporation may, on the advice of counsel, endorse the certificates representing the Rtica Inc. Units or Underlying Shares to such effect, and prior to issuance of any such certificates by the registrar and transfer agent for the Rtica Inc. Units or Underlying Shares, the Holder shall be advised in writing by Rtica Inc. or Rtica Corporation whether such endorsement or legending is required.

ARTICLE VI
DEFAULT

                    Section 6.01. Events of Default. The amounts outstanding under the Debentures and any accrued and unpaid interest shall become immediately due and payable in cash, subject to the terms hereinafter contained, upon the happening of any one or more of the following events (each an “Event of Default”):

(a) Rtica Inc. fails to pay any principal amount of this Debenture when due;

(b)      Rtica Inc. fails to pay the interest due on any of the Debentures, whether in cash or Interest Shares, on an Interest Payment Date or the Maturity Date and such default continues for a period of five (5) days;

(c)      Rtica Inc. fails to deliver certificates evidencing fully-paid and non-assessable Preference Shares and Debenture Warrants upon conversion of all or part of this Debenture in accordance with the terms of this Debenture and such default continues for a period of ten (10) days;

(d) Rtica Inc. fails to pay the Holder the amounts owing in the event of an Acceleration Event in accordance with the terms of this Debenture and such default continues for a period of ten (10) days;

(e)      either Rtica Inc. or Rtica Corporation (the “Defaulting Party“) defaults in the observance or performance of any other covenant or agreement contained in this Debenture or any representation or warranty of Rtica Inc. or Rtica Corporation contained herein or in any document executed or delivered in connection herewith becomes untrue, which default continues for a period of ten (10) days after the Defaulting Party receives written notice specifying the default (and demanding that such default be remedied) from the Holder;

(f)      one or more judgements in an aggregate amount in excess of $250,000 shall have been rendered against Rtica Inc. and Rtica Corporation, considered as a whole, and such judgements remain undischarged, unpaid or unstayed for a period of thirty (30) days after such judgement or judgements become final and non-appealable;

(g)      any proceeding or filing shall be instituted or made against Rtica Inc. or Rtica Corporation seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or seeking appointment of a receiver, liquidator, trustee, custodian or other similar official for it or for any substantial part of its properties or assets unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or permanently stayed within thirty (30) days of institution;

(h)      Rtica Inc. or Rtica Corporation shall cease, or threaten to cease, to carry on business or shall make a general assignment for the benefit of creditors; or any proceeding or filing shall be instituted or made by Rtica Inc. or Rtica Corporation (including the filing of a proposal or a notice of intention to file a proposal)

seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or relief of debtors (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or seeking appointment of a receiver, liquidator, custodian or other similar official for it or for any part of its properties or assets; or if Rtica Inc. or Rtica Corporation shall take any corporate action to authorize any of the actions set forth in this subsection;

(i)      any proceedings are taken relating to Rtica Inc. or Rtica Corporation or any substantial portion of the property of Rtica Inc. or Rtica Corporation under any reorganization, arrangement, or readjustment of debt, dissolution, winding up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect and, if taken by a person other than Rtica Inc. or Rtica Corporation, are not being contested in good faith by Rtica Inc. or Rtica Corporation by appropriate proceedings promptly instituted and diligently conducted;

(j)      an encumbrancer legally takes possession of the property of Rtica Inc. or Rtica Corporation or any part thereof which is, in the opinion of the Holder, acting reasonably, a substantial and material part thereof or a distress or execution or any similar process is levied or enforced against such property and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

(k)      Rtica Inc. or Rtica Corporation is in default under the terms and provisions of any agreement which is material to Rtica Inc. or Rtica Corporation;

(l)      the Holder believes in good faith that the prospect of payment or performance of any of the Obligations is impaired or that the Collateral is in danger of being lost, damaged or confiscated, or of being encumbered by Rtica Inc. or seized or otherwise attached by anyone pursuant to any legal process and the event or cause giving rise to such belief shall continue for a period of 30 days after notice thereof by the Holder to Rtica Inc.;

(m)      an event of default occurs in payment or performance of any obligation in favour of any person from whom Rtica Inc. or an Affiliate thereof or Rtica Corporation or an Affiliate thereof has borrowed money aggregating $50,000.00 which would entitle the holder of such borrowed money to accelerate payment of the borrowed money, and such default shall continue for 10 days; and

(n)      if there shall occur or arise any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of Rtica Inc., Rtica Corporation or any Affiliate thereof which, in the judgment of the Holder, acting reasonably, has or may have a material adverse effect on Rtica Inc. or Rtica Corporation or on the ability of Rtica Inc. or Rtica Corporation to perform its obligations hereunder.

                    6.02 Remedies.

                    (1)      On or after the occurrence of any Event of Default, (i) any or all of the Obligations will at the option of the Holder become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived; (ii) the obligation, if any, of the Holder to extend further credit to Rtica Inc. will cease; (iii) any or all security granted hereby will, at the option of the Holder, become immediately enforceable; and (iv) in addition to any right or remedy provided by law, the Holder will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

(a)      the Holder may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the Collateral (which term when used in this Section 6.02 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term “Holder” when used in this Section 6.02 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Holder will not be in any way responsible for any misconduct or negligence of any such Receiver;

(b)      the Holder may take possession of the Collateral and require Rtica Inc. to assemble the Collateral and deliver or make the Collateral available to the Holder at such place or places as may be specified by the Holder;

(c)      the Holder may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(d)      the Holder may carry on or concur in the carrying on of all or any part of the business of Rtica Inc.;

(e)      the Holder may enforce any rights of Rtica Inc. in respect of the Collateral by any manner permitted by law;

(f)      the Holder may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Holder may determine and without notice to Rtica Inc. unless required by law;

(g)      the Holder may accept the Collateral in satisfaction of the Obligations upon notice to Rtica Inc. of its intention to do so in the manner required by law;

(h)      the Holder may, for any purpose specified herein, borrow money on the security of the Collateral in priority to the security interest, assignment and mortgage and charge granted by this Agreement;

(i)      the Holder may enter upon, occupy and use all or any of the premises, buildings and plant occupied by Rtica Inc. and use all or any of the Equipment and other personal property of Rtica Inc. for such time as the Holder requires to facilitate the realization of the Collateral, free of charge, and the Holder will not be liable to Rtica Inc. for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

(j)      the Holder may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Holder hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Holder deems reasonable, will be added to and form part of the Obligations hereby secured; and

(k)      the Holder may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations hereby secured.

                    (2)      The Holder may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with Rtica Inc., debtors of Rtica Inc., sureties and others and with the Collateral and other security as the Holder sees fit without prejudice to the liability of Rtica Inc. to the Holder or the Holder's rights hereunder.

                    (3)      The Holder will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Holder, Rtica Inc. or any other person, in respect of the Collateral.

                    (4)      The Holder may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Holder may apply any balance of such proceeds to payment of the Obligations in such order as the Holder sees fit. If there is any surplus remaining, the Holder may pay it to any person having a claim thereto in priority to Rtica Inc. of whom the Holder has knowledge and any balance remaining must be paid to Rtica Inc.. If the disposition of the

Collateral fails to satisfy the Obligations secured by this Agreement and the aforesaid expenses, Rtica Inc. will be liable to pay any deficiency to the Holder forthwith on demand.

                    Section 6.03 Remedies not Exclusive. No remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other remedy that may be available herein or in any other agreement including, without limitation, the Security Agreements, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

                    Section 6.04 Costs. Rtica Inc. and Rtica Corporation shall be jointly and severally liable to the Holders for all costs incurred by the Holders in connection with the enforcement of rights under this Debenture together with interest thereon, at a rate of 12% per annum, from thirty (30) days after the date of receipt of the invoice from advisors to the Holders to Rtica Inc. and Rtica Corporation with respect to such costs until the date payment thereof is received by the Holder.

                    Section 6.05 Delay. No delay or omission of any Holder to exercise any remedy shall impair any such remedy or be construed to be a waiver of default hereunder or acquiescence therein.

                    Section 6.06 No Recourse Against Other Parties. The Holders shall not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of any of Rtica Inc. or Rtica Corporation, either directly or through Rtica Inc. or Rtica Corporation, for the payment for or to Rtica Inc. or Rtica Corporation or any receiver, liquidator, or sequestrator thereof or for or to any Holder or otherwise, of the principal or interest under any or all of the Debentures or on any covenant, agreement, representation or warranty of Rtica Inc. or Rtica Corporation contained herein.

                    Section 6.07 Rights Exclusive to Parties. All the covenants, stipulations and agreements in this Debenture contained, by or on behalf of Rtica Inc. or Rtica Corporation to be kept, observed, fulfilled or performed, are and shall be for the sole and exclusive benefit of the parties hereto and of the Holders.

                    Section 6.08 Waiver of Default. Upon the happening of any Event of Default hereunder the Holder shall have the power by written notice to Rtica Inc. that it has waived any default hereunder upon such terms and conditions as shall be prescribed in such waiver without prejudicing the rights of any other holder of Debentures; provided that no delay or omission of the Holder to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission of the Holder in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

                    Section 6.09 Certificate upon Default.Each of Rtica Inc. and Rtica Corporation shall provide a certificate of an officer of the applicable company to the Holders promptly upon any officer obtaining knowledge that an Event of Default has occurred and, if applicable, describing such Event of Default and the status thereof.

                    Section 6.10. Application of Monies. Except as herein otherwise expressly provided, any money to be received from Rtica Inc. or Rtica Corporation pursuant to the foregoing provisions of this Article 6, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of Rtica Inc. or Rtica Corporation shall be applied, together with any other monies in the hands of the trustee in bankruptcy available for such purpose as follows:

(a)      first, in payment or in reimbursement to the Holder of compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Holder in or about the execution and enforcement of their rights hereunder, or otherwise in lawful relation to, this Debenture, with interest thereon as herein provided;

(b)      second, but subject as hereinafter in this Section 6.12 provided, in payment, rateably and proportionately to the Holder in the following priority namely: first, accrued and unpaid interest and interest on amounts in default; thereafter, principal;

(c)      third, in payment of the surplus, if any, of such monies to Rtica Inc. and Rtica Corporation or any of their respective assigns;

provided, however, that no payment shall be made pursuant to Section 6.12(b) above with respect to the principal or interest on any Debenture held, directly or indirectly, by or for the benefit of Rtica Inc. or Rtica Corporation (other than any Debenture pledged for value and in good faith to a person other than Rtica Inc. or Rtica Corporation but only to the extent of such person's interest therein) except subject to the prior payment in full of the principal and interest of this Debenture.

                    Section 6.11. Distribution of Proceeds. Payments to Holders pursuant to Section 6.11(b) shall be made by sending by prepaid registered mail a cheque payable to the Holder and addressed to the Holder at the Holder’s last address appearing on the register unless otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the register at such Holders last address appearing in the register unless otherwise directed in writing by all of them to send payment to some other person or some other address.

ARTICLE VII

SECURITY

                    Section 7.01 Security Interest.

                    (1)      As general and continuing security for the payment and performance of all Obligations, Rtica Inc. hereby grants to the Holder a security interest in the present and future undertaking and property, both real and personal, of Rtica Inc. (collectively, the “Collateral”), and as further general and continuing security for the payment and performance of the Obligations, Rtica Inc. hereby assigns the Collateral to the Holder and mortgages and charges the Collateral to the Holder. Without limiting the generality of the foregoing, the Collateral will include all right, title and interest that Rtica Inc. now has or may hereafter have, be possessed of, be entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter, in all property of the following kinds:

1)
Receivables: all debts, accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to Rtica Inc. (collectively, the “Receivables”);

2)
Inventory: all inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of Rtica Inc. (collectively, the “Inventory”);

3)	Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory (collectively, the “Equipment”);

4)	Chattel Paper: all chattel paper;

5)	Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

6)	Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments (collectively, the “Securities”);

7)
Intangibles: all intangibles not otherwise described in this Section including, without limiting the generality of the foregoing, all goodwill, licenses, patents, trademarks, copyrights and other intellectual property;

8)	Money: all coins or bills or other medium of conversion adopted for use as part of the currency of Canada or of any foreign government;

9)
Books, Records, Etc.: all books, papers, business plans, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section and all contracts, securities, instruments and other rights and benefits in respect thereof,

10)	Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section; and

11)	Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral, provided that the said assignment and mortgage and charge will not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by Rtica

Inc., but should the Holder enforce the said assignment or mortgage and charge, Rtica Inc. will thereafter stand possessed of such last day and must hold it in to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Holder liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which Rtica Inc. is a party or by which it is bound.

                    (2)      Rtica Inc. acknowledges that value has been given and agrees that the security interest granted hereby will attach when Rtica Inc. signs this Debenture and Rtica Inc. has any rights in the Collateral.

                    Section 7.02 Covenants. Rtica Inc. covenants with the Holder that Rtica Inc. will:

(a)      maintain, use and operate the Collateral and carry on and conduct its business in a lawful and business-like manner;

(b)      not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Holder;

(c)      defend the Collateral against all claims and demands respecting the Collateral made by all persons at any time and, except as otherwise provided herein, will keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances or interests except for those hereafter approved in writing by the Holder prior to their creation or assumption;

(d)      not change its chief executive office and the location of the office where it keeps its records respecting the Receivables, or move any of the Inventory, Securities or Equipment from the locations specified in any schedule hereto, without the prior written consent of the Holder;

(e)      pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same become due and payable, and will exhibit to the Holder, when required, the receipts and vouchers establishing such payment;

(f)      keep proper books of account in accordance with sound accounting practice, will furnish to the Holder such financial information and statements and such information and statements relating to the Collateral as the Holder may from time to time require, and Rtica Inc. will permit the Holder or its authorized agents at any time at the expense of Rtica Inc. to examine the books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

(g)      from time to time forthwith at the request of the Holder furnish to the Holder in writing all information requested relating to the Collateral, and the Holder will be entitled from time to time at any reasonable time to inspect the Collateral and make copies of all information relating to the Collateral and for such purposes the Holder will have access to all premises occupied by Rtica Inc. or where the Collateral may be found;

(h)      from time to time forthwith at the request of the Holder execute and deliver all such financing statements, schedules, assignments and documents, and do all such further acts and things as may be reasonably required by the Holder to effectively carry out the full intent and meaning of this Agreement or to better evidence and perfect the security interest, assignment and mortgage and charge granted hereby, and Rtica Inc. hereby irrevocably constitutes and appoints the Holder, or any Receiver appointed by the court or the Holder, the true and lawful attorney of Rtica Inc., with full power of substitution, to do any of the foregoing in the name of Rtica Inc. whenever and wherever the Holder or any such Receiver may consider it to be necessary or expedient;

(i)      not change its name or amalgamate with any other corporation without first giving notice to the Holder of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective; and

(j)      pay to the Holder forthwith upon demand all reasonable costs and expenses (including, without limiting the generality of the foregoing, all legal, Receiver's and accounting fees and expenses) incurred by or on behalf of the Holder in connection with the preparation, execution and perfection of this Agreement and the carrying out of any of the provisions of this Agreement including, without limiting the generality of the foregoing, protecting and preserving the security interest, assignment and mortgage and charge granted hereby and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses will be added to and form part of the Obligations secured hereunder.

                    Section 7.03 Debentures Pari Passu. This Debenture and all Debentures referred to in Section 1.01 hereof will rank pari passu in all respects including granting of a security interest, whatever may be the actual date of the issue of the Debenture Certificates by which they are evidenced and thereafter until all duties of Rtica Inc. hereunder have been finally and fully performed, and repayment by Rtica Inc. on any Debenture shall require equal repayment on all Debentures pro rata to the amounts then outstanding.

                    Section 7.04 Transactions in Ordinary Course of Business. Until an Event of Default occurs, the charge herein created shall in no way hinder or prevent Rtica Inc. from selling, assigning, transferring, exchanging, or otherwise disposing of or dealing with its inventory subject thereto in the ordinary course of its business and for the purpose of carrying on the same, provided that (i) such action is not in breach of any of the covenants herein contained or of any agreement to which the Holder and Rtica Inc. are parties; and (ii) all proceeds of any such sale will continue to be subject to the security interest, assignment and mortgage and charge granted hereby and all money received by Rtica Inc. will be received as trustee for the Holder and must be held separate and apart from other money of Rtica Inc. and must be paid over to the Holder upon request.

                    Section 7.05 Rights and Duties of the Holder.

                    (1)      The Holder may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

                    (2)      In the holding of the Collateral, the Holder and any nominee on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. The Holder and any nominee on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as Rtica Inc. reasonably requests in writing, but failure of the Holder or its nominee to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

                    Section 7.06 Registration of Securities. The Holder may have any Securities registered in its name or in the name of its nominee and will be entitled but not bound or required to exercise any of the rights that any holder of such Securities may at any time have, provided that until an Event of Default has occurred and is continuing, Rtica Inc. will be entitled to exercise, in a manner not prejudicial to the interests of the Holder or which would violate or be inconsistent with this Debenture, all voting power from time to time exercisable in respect of the Securities. The Holder will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof. Rtica Inc. must from time to time forthwith upon the request of the Holder deliver to the Holder those Securities requested by the Holder duly endorsed for transfer to the Holder or its nominee to be held by the Holder subject to the terms of this Debenture.

                    Section 7.07 Notification of Account Debtors. Before an Event of Default occurs, the Holder may give notice of this Debenture and the security interest and assignment granted hereby to any account debtors of Rtica Inc. or to any other person liable to the Debtor and, after the occurrence of an Event of Default, may give notice to any such account debtors or other person to make all further payments to the Holder, and any payment or other proceeds of Collateral received by Rtica Inc. from account debtors or from any other person liable to Rtica Inc. whether before or after any notice is given by the Holder must be held by Rtica Inc. in trust for the Holder and paid over to the Holder on request.

                    Section 7.08 Application of Funds. Except where Rtica Inc., when not in default hereunder, so directs in writing at the time of payment, all money collected or received by the Holder in respect of the Collateral may be applied on account of such parts of the Obligations as the Holder in its sole discretion determines, or may be held unappropriated in a collateral account, or in the discretion of the Holder may be released to Rtica Inc., all without prejudice to the Holder’s rights against Rtica Inc.

ARTICLE VIII
NOTICES

                    Section 8.01. Notice to Rtica Inc. and Rtica Corporation.

                    (1)      Any notice or other communication hereunder shall be in writing and shall be given by delivery or telecopier, if to Rtica Inc. or Rtica Corporation, addressed to Rtica Corporation, Attention: Warren Arseneau, President, 999 Barton Street, Stoney Creek, Ontario, L8E 5H4, Telecopy: (905) 643-1442; with a copy to Stikeman, Graham, Keeley & Spiegel LLP, 220 Bay Street, Toronto, Ontario, M5J 2W4 Telecopy: (416) 365-1813; and shall be deemed to have been given when actually delivered or transmitted.

                    (2)      If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the or Rtica Inc. hereunder could reasonably be considered unlikely to reach its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in Subsection (1) by telecopy or other means of prepaid, transmitted or recorded communication, and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by telecopy or other means of prepaid, transmitted or recorded communication, on the first business day following the date of the sending of the notice by the person giving the notice.

                    Section 8.02. Notice to the Holder. Any notice to the Holder under the provisions of this Debenture shall be valid and effective if delivered to or if given by registered mail, postage prepaid, addressed to the Holder and if delivered in the vent of a postal disruption by courier at its address as the same will appear in the register to be kept by the or, in the case of joint holders, to the first such address, and shall be deemed to have effectively been given on the date of delivery or, if mailed, 5 days after actual posting of such notice. Accidental error or omission in giving notice or accidental failure to mail notice to the Holder shall not invalidate any action or proceeding founded thereon.

ARTICLE IX
GENERAL

                    Section 9.01. Language. The parties hereto confirm their express wish that this Debenture and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Notwithstanding such express wish, the parties agree that this Debenture or any such document or agreement or any part thereof may be drawn up in the French language.

                    Les parties reconnaissent leur volonte express que la presente contrat ainsi que tous les documents et contrats s'y rattachant directement ou indirectment soient rédigés en anglais. Nonobstant cette volonte expresse, les parties conviennent que tout document ou contrat, ou toute parties de ces derniers ou de la presente contrat, puisse être rédigée en français.

                    Section 9.02. Attornment. Rtica Inc. hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

ARTICLE X
CHANGE OF CONTROL

                    Section 10.01. Repurchase of Debentures upon a Change of Control

                    (1)      If a Change of Control occurs, Rtica Inc. must commence, within 45 days of the Change of Control Date, and consummate an Offer to Purchase for this Debenture (to the extent then outstanding), at a purchase price equal to the greater of (i) the sum of (A) the principal amount thereof purchased, plus (B) accrued and unpaid interest on the principal amount of this Debenture to but not including the Change of Control Date, plus (C) a bonus in an amount equal to the Foregone Interest, and (ii) the sum of (A) an amount equal to 105% of the principal amount thereof purchased, plus (B) accrued and unpaid interest on the principal amount of the Debenture so purchased to but not including the date fixed for purchase (such price, as applicable, at which Debentures shall be purchased pursuant to an Offer to Purchase being herein referred to as the “Offer to Purchase Price”).

                    (2)      An Offer to Purchase shall be commenced by mailing a notice to the Holder stating: (i) the covenant contained herein pursuant to which the offer is being made and that this Debenture, if validly tendered, will be accepted for payment; (ii) the Offer to Purchase Price and the related payment date (the “Payment Date”); (iii) that the Holder may tender to the Offer to Purchase all or part of the Debentures held; (iv) that any Debenture not tendered will continue to accrue interest pursuant to its terms; (v) that, unless Rtica Inc. defaults in the payment of the Offer to Purchase Price, if the Debenture is accepted for payment pursuant to the Offer to Purchase interest thereon shall cease to accrue on and after the Payment Date; (vi) that if the Holder elects to have a Debenture purchased pursuant to the Offer to Purchase, it will be required to surrender the Debenture to Rtica Inc. at the address specified in the notice prior to 5:00 p.m. (Toronto time) on the Business Day immediately preceding the Payment Date; (vii) that the Holder will be entitled to withdraw its election if Rtica Inc. receives, not later than 5:00 p.m. (Toronto time) on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debentures delivered for purchase and a statement that the Holder is withdrawing his election to have such Debentures purchased; and (viii) that if this Debenture is being purchased only in part will be issued replacement Debentures equal in principal amount to and as evidence of the same underlying indebtedness as was evidenced by the unpurchased portion of this Debenture surrendered.

                    (3)      On the Payment Date, Rtica Inc. shall (i) accept for payment this Debenture or portions hereof to the extent tendered pursuant to an Offer to Purchase; and (ii) promptly mail to the Holder payment in an amount equal to the purchase price, and shall promptly mail to the Holder a replacement Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered.

                    (4)      Rtica Inc. will comply with all applicable securities laws in the event that the Corporation is required to repurchase Debentures pursuant to an Offer to Purchase.

                    Section 10.02. Notice of Proposed Change of Control. Notice of a proposed Change of Control shall be given by or on behalf of Rtica Corporation to the Holder in written form and in the manner specified in Section 8.02 no later than one Business Day following the public announcement of the proposed Change of Control made by or on behalf of the Corporation in accordance with the requirements of the Securities Act (Ontario) and the regulations thereunder. Such notice shall, to the extent known by Rtica Corporation at the time of the notice, set out the expected Change of Control Date and describe the proposed Change of Control in substantially the same detail as the aforementioned public announcement, such notice shall state that the Corporation must commence an Offer to Purchase within 45 days of the Change of Control Date.

ARTICLE XI
SUBORDINATION

                    Section 11.01. Agreement to Subordinate. Rtica Inc. covenants and agrees, and the Holder, by its acceptance hereof, likewise agrees that the payment of the principal amount and interest evidenced by this Debenture is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to prior payment in full of all debt obligations of Rtica Inc., except (i) a debt obligation issued by Rtica Inc. that is prescribed to be a small business security for the purposes of paragraph (a) of the definition of “small business property” in subsection 206(1) of the Income Tax Act (Canada), or (ii) a debt obligation owing to a shareholder of Rtica Inc. or to a person related (within the meaning of section 1(2) of the Community Small Business Investment Funds Act (Ontario)) to the shareholder (all such debt obligations to which this Debenture is hereby expressly subordinated being hereinafter referred to as “Permitted Debt”.)

                    Section 11.02. Subrogation of Debentures. Subject to the payment in full of all Permitted Debt, to the extent that any payment or distribution of assets of Rtica Inc. otherwise payable to the Holder is made on account of the Permitted Debt, the Holder shall be subrogated to the rights of the holders of Permitted Debt to receive payments and distributions of assets of Rtica Inc. made in respect of or on account of Permitted Debt, until all payments of any kind or character, whether in cash or securities, which may be payable to the Holder hereunder shall be paid in full. No payment or distribution of assets of Rtica Inc. to the Holder which would be payable or distributable to the holders of Permitted Debt pursuant to this Article XI shall, as between Rtica Inc., its creditors (other than the holders of Permitted Debt) and the Holder, be deemed to be a payment by Rtica Inc. to or on account of the Holder, it being understood that the provisions of this Article XI are, and are intended, solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Permitted Debt, on the other hand. Nothing contained in this Article XI or elsewhere in this Debenture is intended to or shall impair, as between Rtica Inc. and its creditors (other than the holders of Permitted Debt and the Holder), the obligation of Rtica Inc., which is unconditional and absolute, to pay to the Holder the payments of any kind or character, whether in cash, securities or other property which may be payable to the Holder on this Debenture as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder and creditors of Rtica Inc. (other than the holders of the Permitted Debt), nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Article XI, of the holders of Permitted Debt upon the exercise of any such remedy.

ARTICLE XII
INTERPRETATION

                    Section 12.01. Definitions.

                    (1)      As used in this Debenture , the recitals hereto and the Debenture Certificates, unless there is something in the subject matter or context inconsistent therewith:

                    “Accelerating Event” means any of the following occurrences prior to the Maturity Date:

(i)
any person becomes the beneficial owner, directly or indirectly, or exercises control or direction over common shares of Rtica Corporation carrying in excess of 50.1% of the total voting rights attached to all of the common shares of Rtica Corporation;

(ii)
any person or group of persons acting together or in concert shall succeed in having a sufficient number of its nominees elected to the board of directors of Rtica Corporation such that such nominees, when added to any existing director remaining on the board of directors of the Rtica Corporation after such election who was a nominee of such person or group of persons, will constitute the majority of the board of directors of Rtica Corporation;

(iii)
Rtica Corporation consolidates or amalgamates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates or amalgamates with, or merges into, Rtica Corporation, in any such event pursuant to a transaction in which any of the outstanding common shares of Rtica Corporation are converted into or exchanged for cash, securities or other property; or the sale of all or substantially all of the assets of Rtica Corporation;

(iv)	the occurrence of an Event of Default; and

(iv)	Rtica Inc. ceases to qualify as an eligible business under the Community Small Business Investment Funds Act (Ontario);

                    “Affiliate” has the meaning given to that term in the Business Corporations Act (Ontario);

                    “Aggregate Cash Inflows” means, in respect of any period, the revenues of Rtica Corporation less increase in accounts receivable plus decrease in accounts receivable plus interest income less non-cash interest income plus dividends from equity method investees plus amortization of bond premiums plus cash and equivalent portions of foreign currency translation adjustment gains, in each case for such period and as determined on a consolidated basis and in accordance with GAAP consistently applied;

                    “Aggregate Cash Outflows” means, in respect of any period, the consolidated selling, general and administrative expenses of Rtica Corporation plus costs of goods sold plus increase in inventories less decrease in inventories less increase in accounts payable plus increase in prepaid expenses less decrease in prepaid expenses plus increase in accrued liabilities less decrease in accrued liabilities plus increase in other non-cash, non-tax current assets less decrease in other non-cash, non-tax current assets plus cash and equivalent portions of foreign currency translation loss, in each case for such period and as determined on a consolidated basis in accordance with GAAP consistently applied;

                    “Business Day” means a day on which chartered banks are normally open for business in the city of Toronto, excluding Saturday, Sunday and any statutory and municipal holiday;

                    “Cashflow Positive” means that, in respect of any period, the Aggregate Cash Inflows exceeded the Aggregated Cash Outflows;

                    “Change of Control” means the occurrence of any event referred to in paragraph (i), (ii) or (iii) of the definition of “Accelerating Event” in this Section;

                    “Change of Control Date” means the date on which a Change of Control occurs;

                    “Conversion Date” means the earlier of 5:01 p.m. (Toronto time) on the Maturity Date or such time as a notice of conversion is provided pursuant to Section 5.01 hereof;

                    “Conversion Number”, at any time, means that number of Rtica Inc. Units that the Holder is entitled to receive as that number may be adjusted by Article IV, and the Conversion Number, as at the date hereof, is equal to the amount determined by dividing the principal amount of indebtedness and accrued and unpaid interest outstanding under any Debenture on the date of conversion by the Conversion Price;

                    “Conversion Period” means the period commencing on the date on which the Holder is entitled to convert this Debenture into Preference Shares and Debenture Warrants, as determined in accordance with Section 5.01; and ending on the Maturity Date;

                    “Conversion Price” means, subject to adjustment under Article IV, $0.30 per Rtica Inc. Unit;

                    “counsel” means a barrister and solicitor or a firm of barristers and solicitors retained by the or retained by Rtica Inc. and acceptable to the Debentureholder;

                    “Current Market Price” means, at any date, the weighted average price per common share at which the common shares of Rtica Corporation have traded on the TSX

Venture Exchange, and if the common shares are not then listed on such Exchange such other exchange on which the common shares of Rtica Corporation are listed as may be chosen by the directors of Rtica Corporation, during the 20 consecutive trading days (on each of which at least 100 common shares are traded) ending the second trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all common shares of Rtica Corporation sold in board lots on the Exchange during the 20 consecutive trading days by the number of common shares sold;

                    “Debenture”, “herein”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to this Debenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof, and include any Debenture , deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “Section”, “Subsection” and “paragraph” followed by a number mean and refer to the specified Article, Section, Subsection or paragraph of this Debenture;

                    “Debenture” means this Debenture and may also mean a Debenture referred to in Section 1.01 hereof, as the context requires, which is outstanding from time to time;

                    “Debenture Warrant” means one warrant to purchase a Preference Share substantially in the form attached hereto as Schedule A;

                    “Debentureholder” or “Holder” means the registered holder of a Debenture hereunder;

                    “director” means a director of Rtica Inc. for the time being, and reference without more to action by the directors means action by the directors of Rtica Inc. as a board or, whenever duly empowered, action by a committee of the board;

                    “Exchange” means the TSX Venture Exchange;

                    “Exchange Right” means the share exchange right of even date herewith granted by Rtica Corporation to the Holder;

                    “Foregone Interest” means, in respect of this Debenture, an amount equal to the interest payable on this Debenture that would have accrued to the Holder without giving effect to the provisions of subsection 2.01(3) from and including the Change of Control Date to but not including the Maturity Date;

                    “GAAP” means Canadian generally accepted accounting principles;

                    “Intercreditor Agreement” means the intercreditor agreement dated November 1, 2002 between E2 Venture Fund Inc., Skylon Advisors Inc. and Rtica Inc.;

                    “Interest Payment Date” means December 31 and June 30 each year, commencing December 30, 2002;

                    “Interest Preference Shares” has the meaning set out in Section 2.02(2);

                    “Lien” means any lien, encumbrance, mortgage, pledge, charge, security interest or other encumbrance;

                    “Material Subsidiary” means Rtica Environmental Services Inc., Inzeco Overseas Limited and each other Affiliate of Rtica Inc. or Rtica Corporation;

                    “Maturity Date” means November 5, 2007;

                    “Obligations” means all obligations and liabilities of any kind whatsoever of Rtica Inc. to the Holder in connection with or relating to this Debenture;

                    “Officer’s Certificate” means a certificate of Rtica Inc. signed by the Chief Executive Officer and Chief Financial Officer of Rtica Inc. and addressed to the Holder;

                    “Preference Shares” means the voting preference shares in the capital of Rtica Inc. having the terms and conditions set out in Schedule B hereto;

                    “person” includes individuals, bodies corporate, partnerships, firms and unincorporated associations, and governments and their agencies and instrumentalities;

                    “Qualifying Provinces” means the Provinces of British Columbia, Ontario and Alberta and such other Provinces designated by the in writing prior to the time of issuance of the Debentures and in which purchasers of Debenture are resident;

                    “Rtica Inc.'s auditors” means the firm of accountants appointed by the shareholders of Rtica Inc. as the auditors of Rtica Inc. in accordance with the provisions of the Ontario Business Corporations Act;

                    “Rtica Inc. Unit” means, subject to adjustment, one Preference Share and one Debenture Warrant;

                    “Securities” means securities of Rtica Inc. or Rtica Corporation convertible into or exchangeable for or otherwise carrying the right to acquire shares of Rtica Corporation and “Security” means any one of them;

                    “Securities Commissions” means the securities commission or other securities regulatory authority under the applicable Securities Laws of the Qualifying Province;

                    “Securities Laws” means the applicable securities laws and rules of the Qualifying Province and the respective regulations made and forms prescribed thereunder together with all applicable published policy statements and blanket orders and rulings of the Securities Commission;

                    “Stoney Creek Facility” means the production facility maintained by Rtica Inc. for Rtica insulation located at 999 Barton Street., Stoney Creek, Ontario or such other location maintained by Rtica Inc. or any Affiliate thereof for such purpose;

                    “Underlying Securities” means Preference Shares, Debenture Warrants and Underlying Shares;

                    “Underlying Shares” means the fully-paid and non-assessable common shares of Rtica Corporation outstanding from time to time and any other securities, money or property resulting from the application of Article IV;

                    The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” whenever used herein have the meanings given to those terms in the Personal Property Security Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

                    Section 12.02. Headings. The division of this Debenture into Articles, Sections, Subsections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture or the Debenture.

                    Section 12.03. Gender. Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

                    Section 12.04. Business Days. Any action or payment required or permitted to be taken or made hereunder on a day which is not a business day in the Province of Ontario may be taken or made on the next succeeding business day with the same force and effect as if taken within the period for the taking of such action.

                    Section 12.05. Meaning of “Outstanding”. This Debenture shall be deemed to be outstanding until it shall be cancelled or delivered to Rtica Inc. for cancellation, provided that:

(a)      to the extent that this Debenture has been partially converted it shall be deemed to be outstanding only to the extent of the unconverted part of the Debenture; and

(b)      where this Debenture has been issued in substitution for a Debenture that has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the Debenture outstanding.

                    Section 12.06. Time. Time shall be of the essence hereof and for the Debentures issued hereunder.

                    Section 12.07. Applicable Law. This Debenture and the Debentures shall be construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and shall be treated in all respects as Ontario contracts.

                    Section 12.08. Severability. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect, or any other provision hereof, all of which shall remain in full force and effect.

                    Section 12.09. Power of Attorney. Upon the occurrence of an Event of Default that is continuing, Rtica Inc. hereby irrevocably constitutes and appoints any officer for the time being of the Holder the true and lawful attorney of Rtica Inc., with full power or substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of Rtica Inc. or whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Debenture.

                    IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed by their duly authorized officers as of the day and year first above written.

                    Rtica Inc.

                    By: ______________________
                    Name: Title:

                    By: ______________________
                    Name: Title:

                    Rtica Corporation

                    By: ______________________
                    Name: Title:

                    By: ______________________
                    Name: Title:

EXHIBIT "A"

TRANSFER OF SECURED CONVERTIBLE DEBENTURES

                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

$ __________________________ principal amount of 12% secured convertible debentures due 2007 of Rtica Inc. registered in the name of the undersigned on the records of Rtica Inc. represented by the Debenture certificate attached hereto, together with any rights of action for rescission or otherwise available to the undersigned, and irrevocably appoints _______________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED ______________________________________

_____________________________________________	___________________________________________
Signature Medallion Guaranteed	(Signature of Debentureholder)

Instructions:

1	.	Signature of the Debentureholder must be the signature of the Person appearing on the face of the attached Debenture certificate.
2	.
If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to Rtica Inc.

3	.
The signature on the Transfer Form must be signature guaranteed by a Canadian chartered bank or a major Canadian trust company or by a medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.

4	.	Debentures shall only be transferable in accordance with applicable laws.

EXHIBIT “B”

CONVERSION NOTICE

The undersigned holder of the within Debenture, hereby subscribes for ______________ Preference Shares and Debenture Warrants of Rtica. Inc(the “Corporation”) in conversion of $ _____________ of the principal amount and $ __________ accrued and unpaid interest at a conversion price of $ per each unit of Preference Share and Debenture Warrant in accordance with the conversion referred to in Article V of the Debenture according to the conditions thereof.

[The undersigned also hereby subscribes for __________ Preference Shares of the Corporation upon the exercise of the Debenture Warrants issued on conversion of this Debenture at a price equal to $ ___________per Preference Share and tenders herewith the sum of $_________ on account of the aggregate subscription price] [and further exercises the undersigned’s right to exchange the number of Preference Shares issued upon conversion of this Debenture and the exercise of the Debenture Warrants referred to above for common shares of Rtica Corporation upon the terms and conditions of the Exchange Rights dated November 1, 2002 in favour of the undersigned or its assignee].

DATED at ____________________________ ,this _____ day of _____________ , ______________.

____________________________________________
Name of Debenture Holder

____________________________________________
Authorized Signatory

Registration Instructions:	Delivery Instructions:

____________________________________________	____________________________________________
Name	Account reference, if applicable

____________________________________________	____________________________________________
Account reference, if applicable	Contact Name

____________________________________________	____________________________________________
Address	Address

____________________________________________
(Telephone Number)

SCHEDULE A

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE WARRANT OR COMMON SHARES ISSUABLE ON EXERCISE THEREOF IN THE PROVINCE OF ONTARIO BEFORE _________________________________.

Certificate No. •

RTICA INC.
(an Ontario corporation)

Dated this • day of • , 200•

W A R R A N T  C E R T I F I C A T E

5.       ___________________ (the “Holder”) is the holder of a share purchase warrant (the “Warrant”) of RTICA Inc. (the “Corporation”) and is thereby entitled to purchase at any time prior to 5:00 p.m. (Toronto time) on November 5, 2004 (the “Expiry Date”) fully paid and non-assessable preference shares (the “Preference Shares”) in the capital of the Corporation as constituted on the date hereof, at a price per Preference Share equal to Cdn.$0.40 (the “Exercise Price”), subject, in each case, to adjustment in the manner set forth herein, by delivering: (i) the exercise form, attached hereto as Exhibit “I” (the “Exercise Form”), duly completed and executed; and (ii) a certified cheque, bank draft or wire transfer payable in lawful money of Canada to or to the order of the Corporation at its principal offices at 220 Bay Street, Suite 700, Toronto, Ontario M5J 2W4 or such other address as may be set forth in a written notice to the Holder from the Corporation (the “Corporation’s Address”). The Corporation will cause to be personally delivered to the person or persons specified in the Exercise Form the certificate or certificates for the Preference Shares subscribed for at the respective address or addresses specified therein within three business days of its receipt of the duly completed Exercise Form and the aggregate Subscription Price in respect thereof.

6.         The Holder may exercise the Warrant only prior to the Expiry Date. The Holder shall not be entitled to exercise the Warrant after the Expiry Date. The Holder shall be entitled to exercise the Warrant in part only for a number of Preference Shares which is less than the total number of Preference Shares into which the Warrant may be exercised. No fractional Preference Shares will be issued.

7.        The holding of the Warrant under this Warrant certificate does not make the Holder a shareholder of the Corporation, nor does it entitle the Holder to any right or interest except as is expressly provided in this Warrant certificate.

8.        Exhibit “I” and Exhibit “II” form part of this Warrant certificate and, without limitation, the Holder shall be entitled to the additional rights contained in Exhibit “II”.

9.        From time to time the Corporation may, subject to the provisions of this certificate, execute and deliver by its proper officers, instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes of setting forth adjustments in the application of Exhibit “II” hereto.

In the case of the consolidation, amalgamation, arrangement or merger (“successor corporation”), the successor corporation shall be bound by all the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental certificate satisfactory in form to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this certificate to be performed and observed by the Corporation.

10.        Time shall be of the essence hereof. This Warrant certificate shall be governed by and construed in accordance with the laws in force in the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

11. All dollar amounts herein are expressed in lawful money of Canada.
12.        A register shall be kept by the Corporation at the Corporation’s Address, and at such other offices as may be required by law wherein shall be entered the name, address and description of the Holder and particulars of the Warrant.

13.        In case this Warrant certificate shall become mutilated or be lost, destroyed or stolen, the Corporation shall issue and shall certify and deliver a new Warrant certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant certificate and the substituted Warrant certificate shall rank equally in accordance with its terms with the previous Warrant certificate issued to the Holder.

The applicant for the issue of a new Warrant certificate pursuant to this section 10 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

14.        This Warrant certificate may, upon compliance with the reasonable requirements of the Corporation, be exchanged for one or more Warrant certificates representing Warrants entitling the Holder to acquire an equal aggregate number of Preference Shares. Warrants may be exchanged only at the Corporation’s Address or at any other place that is designated by the Corporation. Any Warrants tendered for exchange shall be surrendered to the Corporation and cancelled. The Corporation shall sign all Warrant certificates necessary to carry out exchanges as aforesaid and those Warrant certificates shall be certified by or on behalf of the Corporation.

15.        In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

.           IN WITNESS WHEREOF, the Corporation has executed this Warrant certificate.

RTICA INC.

Per:	_____________________________________
Authorized Signatory

REGISTRATION PANEL
(No writing on this panel except by the Corporation or other Registrar)

Exhibit “I”

EXERCISE FORM

TO:     RTICA INC. (the “Corporation”)

               The Holder hereby exercises its right to purchase _____________________________________________ Preference Shares (or such number of other securities or property to which such Warrants entitle the Holder in lieu thereof or in addition thereto under the provisions set out elsewhere in the attached Warrant certificate) pursuant to the provisions of this Warrant certificate at a price of Cdn.$0.40 per Preference Share (or such other adjusted Exercise Price as may be prescribed elsewhere in the attached Warrant certificate) on the terms specified in this Warrant certificate and encloses and tenders herewith a certified cheque, bank draft or wire transfer payable in lawful money of Canada to or to the order of the Corporation at par for the aggregate Exercise Price of Cdn.$ ________________.

     Capitalized terms used in this Exercise Form have the same meanings ascribed to them elsewhere in this Warrant certificate.

     The Holder hereby directs that the securities or property be registered as follows:

(Please print the full name in which certificates representing the Preference Shares are to be issued. If space is insufficient, attach a separate sheet. If any of the securities are to be issued to a person or persons other than the Holder, the Holder must pay all requisite transfer taxes and provide proof of such payments to the Corporation.)

- ii -

               The Holder hereby acknowledges that, upon the registration of the securities purchased herein and except as set out below, the Holder’s rights under this Warrant certificate are hereby terminated and that, if the number of Warrants exercised is less than the total number of Warrants represented by this Warrant certificate, the Corporation shall forthwith deliver to the Holder a new Warrant certificate in respect of the Warrants not then exercised.

               Dated this ____________ day of _________________ , ___________ .

________________________________________________
Signature

Print name and address of Holder in full
below

Name __________________________________________

Address:________________________________________

________________________________________________

________________________________________________

This Exercise Form must be completed and delivered, together with payment for the Preference Shares purchased, to the Corporation.

Exhibit “II”

1.01        Adjustment

               (1)      In this Exhibit II, the terms “record date” and “effective date” where used herein shall mean 5:00 p.m. (Toronto time) on the relevant date.

               (2)      The Preference Shares available under this Warrant (the “Exercise Number)(or the number and kind of shares or other securities to be received upon conversion shall be subject to adjustment from time to time in the events and in the manner herein.

               (3)      If, prior to the Expiry Date, Rtica Corporation shall:

(a)
issue or make a distribution to all or substantially all the holders of its common shares by way of a stock dividend or otherwise common shares or securities convertible or transferable into common shares, or

(b)	subdivide its outstanding common shares into a greater number of common shares, or
(c)	combine or consolidate its outstanding common shares into a smaller number of common shares,

(any of those events being herein called a “Share Reorganization”), the Exercise Number shall be adjusted effective immediately after the record date at which the holders of shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)	the numerator of which shall be the total number of Rtica Corporation common shares outstanding after giving effect to the Share Reorganization; and
(ii)	the denominator of which shall be the number of Rtica Corporation common shares outstanding on the record date before giving effect to the Share Reorganization.

               (4)      If, prior to the Expiry Date, Rtica Corporation shall issue rights, options or warrants to all or substantially all the holders of its common shares (the “Underlying Shares”) pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Underlying Shares or Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price (as defined in the Convertible Warrant issued by the Corporation to the Holder on November •, 2002) at the record date for such distribution (any such issuance being herein called a "Rights Offering" and Underlying Shares that may be acquired upon conversion or exchange of the Securities offered by the Rights Offering, being herein called the "Offered Shares"), the Exercise Number shall be adjusted effective immediately after the record date at which holders of Underlying Shares are

- ii -

determined for the purposes of the Rights Offering to an Exercise Number that is the product of (1) the Exercise Number in effect immediately prior to the record date and (2) a fraction:

(a)	the numerator of which shall be the sum of: (a) the number of Underlying Shares outstanding on the record date; and (b) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Securities so offered pursuant to the Rights Offering may be converted or exchanged, as the case may be; and

(b)	the denominator of which shall be the sum of:
	(i)	the total number of Underlying Shares outstanding on the record date; and
	(ii)	the number arrived at when (A) either the product of (1) the number of Offered Shares so offered and (2) the price at which those shares are offered, or the product of (3) the conversion price thereof and (4) the maximum number of Offered Shares for or into which the Securities so offered pursuant to the Rights Offering may be converted or exchanged, as the case may be, is divided by (B) the Current Market Price of the Underlying Shares on the record date.

Any Underlying Shares owned by or held for the account of Rtica Corporation shall be deemed not to be outstanding for the purpose of any such computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not converted prior to the expiration thereof, the Exercise Number shall be readjusted to the Exercise Number in effect immediately prior to the record date, and the Exercise Number shall be further adjusted based upon the number of Offered Shares (or Securities exchanged or converted into Offered Shares) actually delivered upon the conversion of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

               (5)      If, prior to the Expiry Date, Rtica Corporation shall issue or distribute to all or substantially all the holders of Underlying Shares, (i) shares of any class other than Underlying Shares, or (ii) rights, options or warrants, other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other assets (excluding cash dividends that Warrantholders receive under Section 3.03) and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a "Special Distribution"), the Exercise Number shall be adjusted effective immediately after the record date at which the holders of Underlying Shares are determined for purposes of the Special Distribution to a Exercise Number that is the product of: (1) the Exercise Number in effect on the record date; and (2) a fraction:

(a)	the numerator of which shall be the product of: (i) the sum of the total number of Underlying Shares outstanding on the record date plus the number of Underlying

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Shares which the Warrantholder would be entitled to receive upon exercise of this Warrant if this Warrant were exercised on the record date; and (ii) the Current Market Price thereof on that date; and
(b)	the denominator of which shall be:
(i)	the product of (A) the sum of the number of Underlying Shares outstanding on the record date plus the number of Underlying Shares which the Holder would be entitled to receive upon exercise of this Warrant if this Warrant were exercised on the record date and (B) the Current Market Price thereof on that date;

less

(ii) the aggregate fair market value, as determined by the directors, whose determination shall be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Underlying Shares owned by or held for the account of Rtica Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not converted, the Exercise Number shall be readjusted to the Exercise Number that would then be in effect based upon the shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of rights, options or warrants actually converted, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

               (6)      If, prior to the Expiry Date, there is a reclassification or other similar change to the Underlying Shares or a reorganization of Rtica Corporation not otherwise provided for in paragraph (3), or a consolidation or merger or amalgamation of Rtica Corporation with or into another body corporate, including a transaction whereby all or substantially all of Rtica Corporation's assets become the property of any other corporation. (any such event being herein called a "Capital Reorganization"), the Holder, to the extent that the Holder has not converted this Warrant for Preference Shares prior to the effective date of the Capital Reorganization shall be entitled to receive and shall accept, upon the exchange of any Preference Shares obtained by the Holder upon exercise of this Warrant at any time after the effective date of the Capital Reorganization, in lieu of the number of Preference Shares (and any other securities or property to which holders are entitled upon the exchange of such Preference Shares) to which he was theretofore entitled upon conversion of such Preference Shares, the aggregate number of shares or other securities or property of Rtica Corporation, or the continuing, successor, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he had been the Holder of the number of Preference Shares (and any other securities to which Holders are entitled upon the exchange of such Preference Shares) to which immediately before the transaction he was entitled upon conversion of such Preference Shares. No Capital Reorganization shall be carried into

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effect unless all necessary steps shall have been taken so that the Holder shall thereafter be entitled to receive the number of shares or other securities or property of Rtica Corporation, or of the continuing, successor or purchasing Rtica Inc., as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section.

               (7)      The adjustments and readjustments provided for in this Exhibit II are cumulative and, subject to paragraph 8, shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exercise Number or the number or kind of shares or other securities to be received upon exercise of the Warrants.

               (8)      No adjustment in the Exercise Number shall be required unless the adjustment would result in a change of at least 1% in the Exercise Number then in effect, provided however that any adjustments that, except for the provisions of this paragraph would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

               (9)      No adjustment in the Exercise Number shall be made in respect of any event described in paragraph 3(a) or paragraphs 4, 5 or 6 if the Holder is entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised this Warrant immediately prior to the effective date or record date of the event.

               (10)     For greater certainty, no adjustment in the Exercise Number shall be made pursuant to this Exhibit II in respect of the issue:

(a)	of Preference Shares pursuant to this Warrant; or

(b)	of Underlying Shares pursuant to the exercise of stock options granted under Rtica Corporation's stock option plan or pursuant to the exercise of warrants, agreements or rights attached to classes of Underlying Shares, in each case existing on the original date of issue hereof;

and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution.

               (11)      If a dispute shall at any time arise with respect to adjustments of the Exercise Number, the dispute shall be conclusively determined by Rtica Corporation's auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors, and any such determination shall be conclusive and binding upon Rtica Corporation, all transfer agents and the holder.

               (12)      If Rtica Corporation shall set a record date to determine the holders of Underlying Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall thereafter legally abandon its plans to pay or deliver the

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dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Number shall be required by reason of the setting of the record date.

               (13)      In any case where the application of this Exhibit II results in an increase of the Exercise Number taking effect immediately after the record date for or occurrence of a specific event, if this Warrant and the Preference Shares issuable upon exercise hereof are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, Rtica Corporation may postpone the issuance to the Holder of the Underlying Shares to which the holder is entitled by reason of the increase of the Exercise Number or of other securities or property, but the Underlying Shares or other securities or property shall be so issued and delivered to that holder upon completion of that event or period, with the number of those Underlying Shares calculated on the basis of the Exercise Number on the date of Exercise (“Exercise Date”) adjusted for completion of that event or period, and Rtica Corporation shall forthwith after the Exercise Date deliver to the person or persons in whose name or names the Underlying Shares or other securities or property are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Underlying Shares or other securities or property.

               (14)      Notwithstanding anything to the contrary in this Warrant, no Warrants exercised prior to the requirement to make an adjustment shall be entitled to any participation in respect thereof.

               (15)      In the absence of a resolution of the directors of Rtica Corporation fixing a record date for a Special Distribution or Rights offering, Rtica Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

1.02        Proceedings Prior to any Action Requiring Adjustment.

               As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrant, Rtica Corporation will take any action which, in the opinion of counsel to Rtica Corporation, may be necessary in order that Rtica Corporation will be obligated to take in order that it may validly and legally issue all the Underlying Shares which the holders of the Warrant would be entitled to receive thereafter and to exercise such Warrant in accordance with the provisions hereof.

1.03        Notice and Certificate of Adjustment.

               (1)      Rtica Corporation shall, at least 14 days before the effective date or the record date of any event referred to in Section 1.01 that requires or might require an adjustment in the Exercise Number give notice to the Warrantholder of the particulars of the event and, if determinable, the adjustment and a computation of the adjustment.

               (2)      If notice has been given under Subsection (1) and the adjustment is not then determinable, Rtica Corporation shall promptly after the adjustment is determinable give notice to the Holder of the adjustment and a computation of the adjustment.

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1.04        Fractional Preference Shares and Fractional Common Shares.

               Rtica Corporation shall not be required to issue fractions of Underlying Shares upon conversion of the Preference Shares or to distribute certificates which evidence fractional Underlying Shares, and, in lieu thereof, may pay to the holder at the time of conversion of the Preference Shares an amount in cash equal to such fraction of an Underlying Share as would otherwise be issuable (adjusted as provided in this Exhibit II, mutatis mutandis) multiplied by the Current Market Price on the date of conversion, provided that any one beneficial holder (as certified by the registered holder) shall only be entitled to payment in respect of a single fractional amount.

1.05        Covenant to Qualify Shares.

               If at any time any order, ruling, registration, notice or filing pursuant to any securities laws of Canada or any province thereof is required to ensure that any Underlying Shares issuable upon the conversion of the Preference Shares are issued in compliance with all such laws or to ensure that any such Underlying Shares, once issued, are not subject to any general restriction as to the resale thereof under the securities laws of Canada or any province thereof at any time after the date that is four months after the original date of issue of this Warrant, other than in the case of a sale from control within the meaning of the Securities Act (Ontario), the Corporation covenants that it will take all such action as may be necessary to make or obtain such order, ruling, registration or filing, or give notice as the case may be.

1.06        Taxes and Charges on Conversion.

               Rtica Inc. and Rtica Corporation will from time to time promptly pay or make provision satisfactory to the Holder for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Preference Shares or Underlying Shares to the Holder upon the exercise of its right of conversion pursuant to the terms of this Warrant or the Preference Shares, as applicable.

SCHEDULE B

SCHEDULE 1.01

SCHEDULE 3.06(c)

SCHEDULE 3.06(o)

SCHEDULE 3.06(y)

SCHEDULE 3.06(hh)